Exhibit 10.1

BRITANNIA OYSTER POINT
LEASE

This Lease (the "Lease"), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the "Summary"), below, is made by and between HCP BTC, LLC, a Delaware limited liability company ("Landlord"), and NGM BIOPHARMACEUTICALS, INC., a Delaware corporation ("Tenant").
SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION
1. Date:	July 7, 2022 (the “Effective Date”).
2. Premises (Article 1).
2.1 Building:	That certain building containing approximately 121,706 rentable square feet of space (“RSF”) located at 333 Oyster Point Boulevard, South San Francisco, California 94080 (the "Building").
2.2 Premises:	Approximately 121,706 rentable square feet of space consisting of the entire Building, as further set forth in Exhibit A to the Lease.
3. Lease Term (Article 2).
3.1 Length of Term:	Ten (10) years.
3.2 Lease Commencement Date:	January 1, 2024.
3.3 Lease Expiration Date:	December 31, 2033.

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4. Base Rent (Article 3):
Lease Year	Annual Base Rent	Monthly Installment of Base Rent	Approximate Monthly Base Rent per Rentable Square Foot
1	$10,807,492.80	$900,624.40	$7.40
2	$11,185,755.05	$932,146.25	$7.66
3	$11,577,256.47	$964,771.37	$7.93
4	$11,982,460.45	$998,538.37	$8.20
5	$12,401,846.57	$1,033,487.21	$8.49
6	$12,835,911.20	$1,069,659.27	$8.79
7	$13,285,168.09	$1,107,097.34	$9.10
8	$13,750,148.97	$1,145,845.75	$9.41
9	$14,231,404.19	$1,185,950.35	$9.74
10	$14,729,503.33	$1,227,458.61	$10.09
*Note: Tenant shall have no obligation to pay any Base Rent for the Premises attributable to the first three (3) full calendar months of the Lease Term (the "Base Rent Abatement Period"); provided, however, Tenant shall be required to pay Tenant's Share of Direct Expenses attributable to such period, as well as for all utilities and other services.

5. Tenant Improvement Allowance (Exhibit B):		An amount equal to $40.00 per rentable square foot of the Premises (i.e., $4,868,240.00 based upon 121,706 rentable square feet in the Premises).
6. Tenant's Share (Article 4):		One hundred percent (100%) of the Building and 36.25% of the Project.
7. Permitted Use (Article 5):
The Premises shall be used only for general office, research and development, engineering, laboratory, vivarium, storage and/or warehouse uses, including, but not limited to, administrative offices and other lawful uses reasonably related to or incidental to such specified uses, all (i) consistent with first class life sciences projects in South San Francisco, California ("First Class Life Sciences Projects"), and (ii) in compliance with, and subject to, Applicable Laws (as that term is defined in Article 24) and the terms of this Lease.

8. Letter of Credit (Article 21):		$2,454,917.20.

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9. Parking (Article 28):	2.5 unreserved parking spaces for every 1,000 rentable square feet of the Premises, subject to the terms of Article 28 of the Lease.
10. Address of Tenant (Section 29.18):	NGM Biopharmaceuticals, Inc. 333 Oyster Point Boulevard South San Francisco, California 94080
11. Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.
12. Brokers (Section 29.24):	Jones Lang LaSalle and CBRE, Inc.

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1.    PREMISES, BUILDING, PROJECT, AND COMMON AREAS
1.1Premises, Building, Project and Common Areas.
1.1.1The Premises; Tender of Possession. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the "Premises"). The outline of the Premises is set forth in Exhibit A attached hereto. The outline of the "Building" and the "Project," as those terms are defined in Section 1.1.2 below, are further depicted on the Site Plan attached hereto as Exhibit A-1. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas," as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the "Project," as that term is defined in Section 1.1.2, below. As Tenant is in occupancy of the Premises pursuant to the “Sublease” (as that term is defined in Section 1.3 below), except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the "Tenant Work Letter"), Tenant shall continue to accept possession of the Premises to Tenant in its existing, "as is" condition, and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease and the Tenant Work Letter. Any process utilities shall be provided without warranty, in their currently existing, "as-is" condition. Notwithstanding anything in this Lease to the contrary, in connection with the foregoing Landlord shall, at Landlord's sole cost and expense (which shall not be deemed an "Operating Expense," as that term is defined in Section 4.2.4 or otherwise passed through to Tenant), repair or replace any failed or inoperable portion of the systems serving the Premises which are set forth on Exhibit G attached hereto only (the “Warranty Systems”) during the first twelve (12) months after the Lease Commencement Date ("Warranty Period"), provided that the need to repair or replace was not caused by the misuse, misconduct, damage, destruction, omissions, and/or negligence of Tenant, its subtenants and/or assignees, if any, or any company which is acquired, sold or merged with Tenant (collectively, "Tenant Damage"), or by any modifications, Alterations or improvements constructed by or on behalf of Tenant. Landlord shall coordinate such work with Tenant and shall utilize commercially reasonable efforts to perform the same in a manner designed to minimize interference with Tenant's use of the Premises. To the extent repairs which Landlord is required to make pursuant to this Section 1.1.1 are necessitated in part by Tenant Damage, then Tenant shall reimburse Landlord for an equitable proportion of the cost of such repair.
1.1.2The Building and The Project. The Premises constitutes the entire building set forth in Section 2.1 of the Summary (the "Building"). The Building is part of an office/laboratory project currently known as "Britannia Oyster Point." The term "Project," as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located, (iii) the other office/laboratory buildings located at Britannia Oyster Point, and the land upon which such adjacent office/laboratory buildings are located, and (iv) at Landlord's discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project.
1.1.3Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project reasonably designated by Landlord, in its discretion, are collectively referred to herein as the "Common Areas"). The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord (but shall be materially consistent with reasonably prudent landlords of First Class Life Sciences Projects) and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, provided that, in connection therewith, Landlord shall perform such closures, alterations, additions or changes in a commercially reasonable manner and, in connection therewith, shall use commercially reasonable efforts to minimize any material interference with Tenant's use of and access to the Premises. Except when and where Tenant’s right of access is specifically excluded in this Lease, Tenant shall have the right of access to the Premises, the Building, and the Project parking facility twenty-four (24) hours per day, seven (7) days per week during the Lease Term (hereinafter defined).

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1.2Rentable Square Feet of Premises. The rentable square footage of the Premises is hereby deemed to be as set forth in Section 2.2 of the Summary, and shall not be subject to measurement or adjustment during the Lease Term or any extension thereof.

1.3Existing Sublease. As of the date hereof Tenant is occupying the Premises pursuant to that certain Sublease dated December 11, 2015, between Tenant, as subtenant, and Amgen Inc., a Delaware corporation ("Amgen"), as Sublandlord (the "Sublease"). The Sublease has been made subject to that certain Build-to-Suit Lease dated December 20, 2001 between Landlord, as landlord, and Amgen, as tenant (as amended, the “Amgen Lease”). The Sublease and Amgen Lease are each scheduled to expire on December 31, 2023, and the Lease Commencement Date under this Lease shall occur immediately upon such termination and following such Lease Commencement Date Tenant’s occupancy of the Premises shall be governed by the terms of this Lease only (and not the Sublease). As Tenant is currently occupying the Premises, Landlord shall have no obligation to deliver the Premises to Tenant.

1.4Right of First Offer. For the period commencing on the Lease Commencement Date and ending on the fifth (5th) anniversary of the Lease Commencement Date only, Landlord hereby grants to the named Tenant in the Lease (the "Original Tenant") an ongoing right of first offer with respect to any space located in the building with an address of 331 Oyster Point Boulevard (the "First Offer Space"). Notwithstanding the foregoing, such first offer right of Tenant shall commence only following the expiration or earlier termination of the existing leases of the First Offer Space (including renewals of any such lease, irrespective of whether any such renewal is currently set forth in such lease or is subsequently granted or agreed upon, and regardless of whether such renewal is consummated pursuant to a lease amendment or a new lease). Such right of first offer shall be subordinate to all rights of other tenants of the Project, which rights relate to the First Offer Space and are set forth in leases of space in the Project existing as of the date hereof, including, without limitation, any expansion, first offer, first refusal, first negotiation and other rights, regardless of whether such rights are executed strictly in accordance with their respective terms or pursuant to a lease amendment or a new lease (the "Superior Rights"), as disclosed by Landlord to Tenant in writing prior to the execution of this Lease. Notwithstanding any contrary provision in the lease of any Superior Right Holder, such rights of any Superior Right Holder shall continue to be Superior Rights in the event that such Superior Right Holder's lease is renewed or otherwise modified (and irrespective of whether any such renewal is currently set forth in such lease or is subsequently granted or agreed upon, and regardless of whether such renewal is consummated pursuant to a lease amendment or a new lease). All such tenants of the First Offer Space, and all such third-party tenants in the Project holding Superior Rights, and all tenants under "Intervening Leases," as that term is defined in Section 1.4.5, below, are collectively referred to as the "Superior Right Holders". Tenant's right of first offer shall be on the terms and conditions set forth in this Section 1.4.

1.4.1Procedure for Offer. Subject to the terms of this Section 1.4, Landlord shall notify Tenant (the "First Offer Notice") prior to leasing the applicable portion of the First Offer Space to a third party (other than an existing tenant), subject to the rights of any Superior Right Holder. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the then available First Offer Space. The First Offer Notice shall describe the space so offered to Tenant and the base rent, and other fundamental material economic terms upon which Landlord is willing to lease such space to Tenant.

1.4.2Procedure for Acceptance. If Tenant wishes to exercise Tenant's right of first offer with respect to the space described in the First Offer Notice, then within seven (7) business days of delivery of the First Offer Notice to Tenant (the "First Offer Exercise Period"), Tenant shall deliver notice to Landlord (the "First Offer Exercise Notice") of Tenant's election to exercise its right of first offer with respect to the entire space described in the First Offer Notice on the terms contained in such notice. If Tenant does not so notify Landlord within such seven (7) business day period, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires. Notwithstanding the foregoing, in the event that Landlord shall fail to lease the subject First Offer Space for a period of nine (9) months following the expiration of the First Offer Exercise Period (such 9-month period to be referred to herein as the "Landlord Lease Period"), subject to the terms of this Section 1.4, prior to leasing the subject First Offer Space, Landlord shall deliver a new First Offer Notice to Tenant. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

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1.4.3Construction in First Offer Space. Tenant shall take the First Offer Space in its "as is" condition, and the construction of improvements in the First Offer Space shall comply with the terms of Article 8 of this Lease. Any improvement allowance to which Tenant may be entitled shall be as set forth in the First Offer Notice.
1.4.4Amendment to Lease. If Tenant timely exercises Tenant's right to lease the First Offer Space as set forth herein, then Landlord and Tenant shall within thirty (30) days thereafter execute an amendment to the Lease for such First Offer Space upon the terms and conditions as set forth in the First Offer Notice and this Section 1.4. The rentable square footage of any First Offer Space leased by Tenant shall be determined by Landlord in accordance with Landlord's then current standard of measurement for the Building. Tenant shall commence payment of rent for the First Offer Space, and the term of Tenant's lease of the First Offer Space shall commence, upon the date of delivery of the First Offer Space to Tenant (the "First Offer Commencement Date") and shall terminate on the date set forth in the First Offer Notice.
1.4.5Termination of Right of First Offer. Tenant's rights under this Section 1.4 shall be personal to the Original Tenant (as that term is defined in Section 2.2.1 below) or a Permitted Assignee (as that term is defined in Section 2.2.1 below) and may only be exercised by the Original Tenant or a Permitted Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in the Lease) if the Original Tenant occupies the entire Premises. The right of first offer granted herein shall not terminate as to particular First Offer Space upon the failure by Tenant to exercise its right of first offer with respect to such First Offer Space as offered by Landlord and Landlord shall re-offer such space to Tenant upon the expiration or earlier termination of any lease (an "Intervening Lease") entered into by Landlord during the Landlord Lease Period, subject, however, to Landlord's right to renew any such Intervening Lease, irrespective of whether any such renewal is initially set forth in such lease or is subsequently granted or agreed upon, and regardless of whether any such renewal is exercised strictly in accordance with its terms or pursuant to a lease amendment or a new lease. In addition, any expansion or similar rights granted under an Intervening Lease shall be deemed to be "Superior Rights", and the tenant under any Intervening Lease shall be a "Superior Right Holder". Tenant shall not have the right to lease First Offer Space, as provided in this Section 1.4, if, as of the date of the attempted exercise of any right of first offer by Tenant, or, at Landlord's option, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in monetary or material non-monetary default under the Lease (beyond the applicable notice and cure periods).
1.5Right of First Negotiation. For the period commencing on the Effective Date and ending on December 31, 2022 only, Original Tenant shall have a right of first negotiation with respect to the space located on the fourth (4th) floor of that certain building (the “331 Building”) located at 331 Oyster Point Boulevard (collectively, the “Negotiation Space”). Landlord shall deliver to Tenant notice (the “Landlord Negotiation Notice”) regarding such Negotiation Space upon Landlord's receipt of a bona-fide offer to lease the Negotiation Space from a third party, which Landlord Negotiation Notice shall state the exact location, configuration and rentable square footage of the Negotiation Space and the date upon which it is expected to become available. If, in addition to leasing the Negotiation Space, the bona-fide third party offer includes the lease of space in the 331 Building that is outside of the Negotiation Space (i.e., includes space that is not on the fourth (4th) floor of the 331 Building), then the Landlord Negotiation Notice shall include such additional space as well as the Negotiation Space and in such event the additional space shall be deemed included as part of the Negotiation Space for all purposes set forth in this Section 1.5 and Tenant may only lease the entire space in such bona-fide third party offer (and not a portion thereof). Tenant shall have seven (7) business days thereafter to deliver to Landlord notice (the “Tenant Negotiation Notice”) exercising Tenant’s right of first negotiation with respect to the Negotiation Space. Failure of Tenant to deliver the Tenant Negotiation Notice within the seven (7) business day period shall be deemed failure by Tenant to exercise the right herein granted and thereafter Landlord shall be free to lease the Negotiation Space to another tenant. In the event Tenant timely delivers the Tenant Negotiation Notice, Tenant and Landlord shall thereafter negotiate in good faith for a period of twenty-five (25) days (the "Negotiation Period") with respect to the base rent, allowance amounts if any, length of term, and other economic terms (the "Fundamental Terms") for the Negotiation Space, in each party's sole and absolute discretion, subject to the above requirement to negotiate in good faith. If Tenant and Landlord cannot agree on the Fundamental Terms, despite each parties’ good faith in determining the proposed Fundamental Terms, within such Negotiation Period, then Tenant’s right to expand the Premises to include the Negotiation Space shall terminate and be of no further force or effect and Landlord shall be free to lease the Negotiation Space to another tenant. Neither party shall have the right to have a court or other third party determine the Fundamental Terms for the Negotiation Space. If Landlord and Tenant agree on the Fundamental Terms for the Negotiation Space within such time period, then Landlord and Tenant shall promptly execute an amendment to this Lease (or at Landlord's election, a new lease for such Negotiation Space (which new lease shall be on all the terms and conditions of this Lease and include the agreed upon Fundamental Terms)) and, on the date on which the Negotiation Space becomes available, the Premises shall be expanded to include the Negotiation Space. Notwithstanding the foregoing, if Tenant is in default on the date Landlord would be required to give the Landlord Negotiation Notice, Landlord shall have no obligation to provide such notice to negotiate with Tenant regarding the Negotiation Space, and if Tenant is in monetary or material non-monetary default (beyond the applicable notice and cure periods) on the date the Premises are to be expanded, the Premises shall not be so

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expanded. Upon the expansion of the Premises, Tenant’s Share shall be increased to reflect the rentable square footage of the Negotiation Space. The term of the lease with respect to the Negotiation Space shall be coterminous with the Lease Term for the Premises.

2.LEASE TERM; OPTION TERM
2.1Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the "Lease Term") shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the "Lease Commencement Date"), and shall terminate on the date set forth in Section 3.3 of the Summary (the "Lease Expiration Date") unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute (or provide factual corrections thereto) and return to Landlord within ten (10) days of receipt thereof.

2.2Option Term.

2.2.1Option Right. Landlord hereby grants the Tenant originally named in this Lease (the “Original Tenant”), and any assignee of Original Tenant's entire interest in the Lease that has been approved in accordance with the terms of Article 14, below (a “Permitted Assignee”), one (1) option to extend the Lease Term for a period of either eight (8) years or ten (10) years (as applicable, the “Option Term”). Such option to extend shall be exercisable only by written notice (the “Option Exercise Notice”) delivered by Tenant to Landlord not more than fifteen (15) months nor less than twelve (12) months prior to the expiration of the initial Lease Term, stating that Tenant is thereby irrevocably exercising its option to lease the Premises during the Option Term, and which Option Exercise Notice shall indicate whether Tenant shall extend the Lease Term for a period of eight (8) years or ten (10) years. Upon the proper exercise of the option to extend, and provided that, at Landlord’s option, as of the date of delivery of such notice, Tenant is not in default under this Lease and has not previously been in default under this Lease more than once during the prior twenty-four (24) month period, and as of the end of the initial Lease Term, Tenant is not in monetary or material non-monetary default (beyond the applicable notice and cure periods) under this Lease, the Lease Term shall be extended for a period of either eight (8) years or ten (10) years, as applicable. The rights contained in this Section 2.2 shall be personal to Original Tenant and any Permitted Assignee (and not any other assignee, sublessee or “Transferee,” as that term is defined in Section 14.1, below, of Tenant’s interest in this Lease).

2.2.2Option Rent. The annual Rent payable by Tenant during the first (1st) year of the Option Term (the "Option Rent") shall be equal to the "Fair Rental Value," as that term is defined below, for the Premises as of the commencement date of the Option Term. The "Fair Rental Value," as used in this Lease, shall be equal to the annual rent per rentable square foot (including additional rent and considering any "base year" or "expense stop" applicable thereto), including all escalations, at which tenants (pursuant to leases consummated within the twelve (12) month period preceding Tenant's delivery of the Option Exercise Notice), are leasing non-sublease, non-encumbered, non-equity space which is not significantly greater or smaller in size than the subject space, with a comparable level of improvements (excluding any property that Tenant would be allowed to remove from the Premises at the termination of the Lease), for a comparable lease term, in an arm's length transaction, which comparable space is located in the "Comparable Buildings," as that term is defined in this Section 2.2.2, below (transactions satisfying the foregoing criteria shall be known as the "Comparable Transactions"), taking into consideration the following concessions (the "Concessions"): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (b) tenant improvements or allowances provided or to be provided for such comparable space, and taking into account the value, if any, of the existing improvements in the subject space (other than improvements installed by Tenant at Tenant’s sole cost and expense), such value to be based upon the age, condition, design, quality of finishes and layout of the improvements and the extent to which the same can be utilized by a general office/lab user other than Tenant; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Fair Rental Value, no consideration shall be given to the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant's exercise of its right to extend the Lease Term, or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space. The Concessions shall be reflected in the effective rental rate (which effective rental rate shall take into consideration the total dollar value of such Concessions as amortized on a straight-line basis over the applicable term of the Comparable Transaction (in which case such Concessions evidenced in the effective rental rate shall not be granted

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to Tenant)) payable by Tenant. The term “Comparable Buildings” shall mean the Building and those other life sciences buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation of to the building), quality of construction, level of services and amenities, size and appearance, and are located in South San Francisco, California and the surrounding commercial area.

2.2.3Determination of Option Rent. In the event Tenant timely and appropriately exercises an option to extend the Lease Term, Landlord shall notify Tenant of Landlord's determination of the Option Rent within thirty (30) days thereafter. If Tenant, on or before the date which is ten (10) business days following the date upon which Tenant receives Landlord's determination of the Option Rent, in good faith objects to Landlord's determination of the Option Rent, then Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) business days following Tenant's objection to the Option Rent (the "Outside Agreement Date"), then Tenant shall have the right to withdraw its exercise of the option by delivering written notice thereof to Landlord within five (5) days thereafter, in which event Tenant’s right to extend the Lease pursuant to this Section 2.2 shall be of no further force or effect. If Tenant does not withdraw its exercise of the extension option, each party shall make a separate determination of the Option Rent, as the case may be, within ten (10) days after the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Sections 2.2.3.1 through 2.2.3.7, below. If Tenant fails to object to Landlord's determination of the Option Rent within the time period set forth herein, then Tenant shall be deemed to have objected to Landlord's determination of Option Rent.

2.2.3.1Landlord and Tenant shall each appoint one arbitrator who shall be a real estate appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of other class A life sciences buildings located in the South San Francisco market area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Option Rent is the closest to the actual Option Rent, taking into account the requirements of Section 2.2.2 of this Lease, as determined by the arbitrators. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant shall be deemed "Advocate Arbitrators."

2.2.3.2The two (2) Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator ("Neutral Arbitrator") who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators, except that neither the Landlord or Tenant or either parties' Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance, nor shall any Neutral Arbitrator have been retained by either Landlord or Tenant previously. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord's counsel and Tenant’s counsel.

2.2.3.3The three arbitrators shall, within thirty (30) days of the appointment of the Neutral Arbitrator, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Option Rent, and shall notify Landlord and Tenant thereof.

2.2.3.4The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

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2.2.3.5If either Landlord or Tenant fails to appoint an Advocate Arbitrator within fifteen (15) days after the Outside Agreement Date, then either party may petition the presiding judge of the Superior Court of San Mateo County to appoint such Advocate Arbitrator subject to the criteria in Section 2.2.3.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

2.2.3.6If the two (2) Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of San Mateo County to appoint the Neutral Arbitrator, subject to criteria in Section 2.2.3.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

2.2.3.7The cost of the arbitration shall be paid by Landlord and Tenant equally.
2.2.3.8In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay as Option Rent an amount equal to 103.5% of the Base Rent payable as of the expiration of the initial Lease Term, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts of Option Rent due, and the appropriate party shall make any corresponding payment to the other party.
3.BASE RENT    Tenant shall pay, without prior notice or demand, to Landlord or Landlord's agent at the management office of the Project, or, at Landlord's option, at such other place as Landlord may from time to time designate in writing, by a check, wire transfer, ACH or other electronic means acceptable to Landlord for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever, except to the extent expressly provided otherwise in this Lease. The Base Rent for the fourth (4th) full month of the Lease Term shall be paid at the time of Tenant's execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.
4.ADDITIONAL RENT
4.1General Terms.
4.1.1Direct Expenses; Additional Rent. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the "Additional Rent", and the Base Rent and the Additional Rent are herein collectively referred to as "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.
4.1.2Triple Net Lease. Landlord and Tenant acknowledge that, except as otherwise provided to the contrary in this Lease, it is their intent and agreement that this Lease be a "TRIPLE NET" lease and that as such, the provisions contained in this Lease are intended to pass on to Tenant or reimburse Landlord for the costs and expenses reasonably associated with this Lease, the Building and the Project, and Tenant's operation therefrom. To the extent such costs and expenses payable by Tenant cannot be charged directly to, and paid by, Tenant, such costs and expenses shall be paid by Landlord but reimbursed by Tenant as Additional Rent.

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4.2    Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:
4.2.1Intentionally Deleted.
4.2.2"Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses."
4.2.3"Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.
4.2.4"Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project and Premises as reasonably determined by Landlord; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area operation, repair, restoration, and maintenance; (vi) fees and other costs, including management and/or incentive fees (subject to item (x) below), consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) subject to item (f), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including commercially reasonable interest on the unamortized cost) over such period of time as Landlord shall reasonably determine, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, or to reduce current or future Operating Expenses or to enhance the safety or security of the Project or its occupants, (B) that are required to comply with present or future mandatory conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, (D) that are required under any governmental law or regulation first enacted or enforced after the Commencement Date, or (E) which are repairs, replacements or modifications to the Building Systems (as defined in Section 7.1, below); provided, however, that any capital expenditure shall be amortized (including interest on the amortized cost) over the reasonable useful life of such items as Landlord shall reasonably determine in accordance with sound real estate management and accounting principles, consistently applied; and (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Tax Expenses" as that term is defined in Section 4.2.5, below, (xv) cost of tenant relation programs reasonably established by Landlord, and (xvi) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building, including, without limitation, any covenants, conditions and restrictions affecting the property, and reciprocal easement agreements affecting the property, any parking licenses, and any agreements with transit agencies affecting the Property (collectively, "Underlying Documents"). Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a)costs, including legal fees, space planners' fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants of the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other

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occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities), any costs or expenses incurred in connection with the relocation of any tenants;
(b)except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs, replacements and alterations, and costs of capital improvements and equipment, and any costs incurred in financing or refinancing the Building, Project or other operational debts of Landlord;
(c)costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant's carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;
(d)any bad debt loss, rent loss, or reserves for bad debts or rent loss;
(e)costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;
(f)the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;
(g)amount paid as ground rental for the Project by the Landlord;
(h)except for a Project management fee to the extent allowed pursuant to item (l) below, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;
(i)any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;
(j)rentals and other related expenses incurred in leasing air conditioning systems, elevators, or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing engineering, janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;
(k)all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

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(l)any costs expressly excluded from Operating Expenses elsewhere in this Lease;
(m)rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the comparable buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;
(n)costs arising from the gross negligence or willful misconduct of Landlord in connection with this Lease; and
(o)costs incurred to comply with laws relating to the removal of hazardous material (as defined under Applicable Law) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto;
(p)costs of repairs or other work occasioned by fire, windstorm or other Casualty (other than those amounts within the deductible limits of insurance policies actually carried by Landlord, which amounts shall be includable as Operating Expenses so long as such deductibles are within the generally prevailing range of deductibles to policies carried by landlords of the Comparable Buildings) which are covered by Landlord’s insurance policies or would be covered if Landlord had maintained insurance in accordance with this Lease;
(q)janitorial services, except for janitorial services for the Common Areas;
(r)the cost of correcting defects in the construction of the Building, Project or in the Building equipment;
(s)costs, attorneys' and other professional fees and expenses incurred in connection with lease negotiations with prospective Project tenants or the enforcement of leases affecting the Project;
(t)costs reimbursed to Landlord under any warranty carried by Landlord for the Building and/or the Project, which warranties Landlord shall use commercially reasonable efforts to enforce;
(u)penalties, fines or interest incurred as a result of Landlord's inability or failure to make payments when due;
(v)costs of Landlord's charitable or political contributions;
(w)costs of acquisition of any sculptures, paintings or other objects of art; or
(x)fees payable by Landlord for management of the Project and incentive fees, in excess of three percent (3%) (the “Management Fee Cap”) of Landlord’s gross rental revenues.
Landlord shall not make a profit by charging items to Operating Expenses that are otherwise also charged separately (i.e., not as the equivalent to Operating Expenses under this Lease) to tenants (including Tenant) of the Project.

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4.2.5Taxes.
4.2.5.1"Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises or the improvements thereon.

4.2.5.3Any costs and expenses (including, without limitation, reasonable attorneys' and consultants' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax Expenses. Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.6    "Tenant's Share" shall mean the percentage set forth in Section 6 of the Summary.

4.3     Allocation of Direct Expenses.    The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) should be shared between the Building and the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consist of Operating Expenses and tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the Building (as opposed to other buildings in the Project). Such portion of Direct Expenses allocated to the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole, and shall not include Direct Expenses attributable solely to other buildings in the Project.

4.4     Calculation and Payment of Additional Rent. Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant's Share of Direct Expenses for each Expense Year.
4.4.1Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall give to Tenant following the end of each Expense Year, a statement (the "Statement") which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant's Share of Direct Expenses. Landlord shall endeavor to provide such Statement within four (4) months following the end of

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the applicable Expense Year, and shall provide such Statement within eight (8) months following the end of the applicable Expense Year. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant's Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Direct Expenses," as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant's Share of Direct Expenses, Tenant shall receive a credit in the amount of Tenant's overpayment against Rent next due under this Lease or within thirty (30) days if the Lease Term has expired. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall pay to Landlord such amount within thirty (30) days, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant's Share of Direct Expenses, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment or apply such overpayment against any unpaid Rent. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.
4.4.2Statement of Estimated Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant's Share of Direct Expenses (the "Estimated Direct Expenses"). Landlord shall endeavor to provide such Estimate Statement within four (4) months following the end of the applicable Expense Year, and shall provide such Estimate Statement within eight (8) months following the end of the applicable Expense Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary, but in no event more than once per Estimated Statement. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5     Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.6     Landlord's Books and Records. Within one hundred twenty (120) days after receipt by Tenant of a Statement, if Tenant disputes the amount of Additional Rent set forth in the Statement, a member of Tenant's finance department, or an independent certified public accountant (which accountant is a member of a nationally recognized accounting firm and is not working on a contingency fee basis) ("Tenant's Accountant"), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord's records with respect to the Statement at Landlord's offices, provided that there is no existing Event of Default and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be. In connection with such inspection, Tenant and Tenant's agents must agree in advance to follow Landlord's reasonable rules and procedures regarding inspections of Landlord's records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. Tenant's failure to dispute the amount of Additional Rent set forth in any Statement within one hundred twenty (120) days of Tenant's receipt of such Statement shall be deemed to be Tenant's approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant's expense, by an independent certified public accountant (the "Accountant") selected by Landlord and subject to Tenant's reasonable approval; provided that if such Accountant determines that Direct Expenses were overstated by more than five percent (5%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord, and Landlord shall reimburse Tenant for the cost of the Tenant's Accountant (provided that such cost shall be a reasonable market cost for such

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services). Tenant hereby acknowledges that Tenant's sole right to inspect Landlord's books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.6, and Tenant hereby waives any and all other rights pursuant to applicable law to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant.

5.USE OF PREMISES
5.1Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion. For the avoidance of all doubt, Landlord confirms that Tenant’s use of the Premises as of the Lease Commencement Date is a Permitted Use.

5.2Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by Applicable Laws now or hereafter in effect, or any Underlying Documents. Landlord shall have the right to impose reasonable and customary rule and regulations regarding the use of the Project that do not unreasonably interfere with Tenant’s use of the Premises, as reasonably deemed necessary by Landlord with respect to the orderly operation of the Project, and Tenant shall comply with such reasonable rules and regulations. Landlord’s current set of such rules and regulations are attached hereto as Exhibit H. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with, and Tenant's rights and obligations under the Lease and Tenant's use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project.

5.3Hazardous Materials.

5.3.1Tenant's Obligations.

5.3.1.1Prohibitions. As a material inducement to Landlord to enter into this Lease with Tenant, Tenant has fully and accurately completed Landlord’s Pre-Leasing Environmental Exposure Questionnaire (the “Environmental Questionnaire”), which is attached as Exhibit E. Tenant agrees that except for those chemicals or materials, and their respective quantities, specifically listed on the Environmental Questionnaire, neither Tenant nor Tenant’s employees, contractors and subcontractors of any tier, entities with a contractual relationship with Tenant (other than Landlord), or any entity acting as an agent or sub-agent of Tenant (collectively, "Tenant's Agents") will produce, use, store or generate any "Hazardous Materials," as that term is defined below, on, under or about the Premises, nor cause or permit any Hazardous Material to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, used or "Released," as that term is defined below, on, in, under or about the Premises. If any information provided to Landlord by Tenant on the Environmental Questionnaire, or otherwise relating to information concerning Hazardous Materials is false, incomplete, or misleading in any material respect, the same shall be deemed an Event of Default if not timely cured by Tenant under this Lease. Tenant shall notify Landlord prior to using any Hazardous Materials in the Premises not described on the initial Environmental Questionnaire, and, to the extent such use would, in Landlord's reasonable judgment, cause a material increase in the risk of liability compared to the uses previously allowed in the Premises, such additional use shall be subject to Landlord's prior consent, which may be withheld in Landlord’s reasonable discretion. Tenant shall not install or permit any underground storage tank on the Premises. For purposes of this Lease, "Hazardous Materials" means all flammable explosives, petroleum and petroleum products, waste oil, radon, radioactive materials, toxic pollutants, asbestos, polychlorinated biphenyls (“PCBs”), medical waste, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including without limitation any chemical, element, compound, mixture, solution, substance, object, waste or any combination thereof, which is or may be hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity,

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infectiousness or other harmful or potentially harmful properties or effects, or defined as, regulated as or included in, the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” or “toxic substances” under any Environmental Laws, except de minimis quantities of customary office supplies and cleaning materials used in strict compliance with Environmental Laws. The term “Hazardous Materials” for purposes of this Lease shall also include any mold, fungus or spores, whether or not the same is defined, listed, or otherwise classified as a “hazardous material” under any Environmental Laws, if such mold, fungus or spores may pose a risk to human health or the environment or negatively impact the value of the Premises. For purposes of this Lease, "Release" or "Released" or "Releases" shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Materials into the environment.

5.3.1.2Notices to Landlord. Tenant shall notify Landlord in writing as soon as possible but in no event later than five (5) days after (i) Tenant becomes aware of the occurrence of any actual, alleged or threatened Release of any Hazardous Material in, on, under, from, about or in the vicinity of the Premises (whether past or present), regardless of the source or quantity of any such Release, or (ii) Tenant becomes aware of any regulatory actions, inquiries, inspections, investigations, directives, or any cleanup, compliance, enforcement or abatement proceedings (including any threatened or contemplated investigations or proceedings) relating to or potentially affecting the Premises, or (iii) Tenant becomes aware of any claims by any person or entity relating to any Hazardous Materials in, on, under, from, about or in the vicinity of the Premises, whether relating to damage, contribution, cost recovery, compensation, loss or injury. Collectively, the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as “Hazardous Materials Claims”. Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any Hazardous Materials Claims. Additionally, Tenant shall promptly advise Landlord in writing of Tenant’s discovery of any occurrence or condition on, in, under or about the Premises that could subject Tenant or Landlord to any liability, or restrictions on ownership, occupancy, transferability or use of the Premises under any "Environmental Laws," as that term is defined below. Tenant shall not enter into any legal proceeding or other action, settlement, consent decree or other compromise with respect to any Hazardous Materials Claims without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to join and participate, as a party if Landlord so elects, in such proceedings and in no event shall Tenant enter into any agreements which are binding on Landlord or the Premises without Landlord’s prior written consent. Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning any Hazardous Materials Claim. For purposes of this Lease, “Environmental Laws” means all applicable present and future laws relating to the protection of human health, safety, wildlife or the environment, including, without limitation, (i) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Materials, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials; and (ii) all requirements pertaining to the health and safety of employees or the public. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC § 9601, et seq., the Hazardous Materials Transportation Authorization Act of 1994, 49 USC § 5101, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and Hazardous and Solid Waste Amendments of 1984, 42 USC § 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC § 1251, et seq., the Clean Air Act of 1966, 42 USC § 7401, et seq., the Toxic Substances Control Act of 1976, 15 USC § 2601, et seq., the Safe Drinking Water Act of 1974, 42 USC §§ 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 USC § 651 et seq., the Oil Pollution Act of 1990, 33 USC § 2701 et seq., the Emergency Planning and Community Right-To-Know Act of 1986, 42 USC § 11001 et seq., the National Environmental Policy Act of 1969, 42 USC § 4321 et seq., the Federal Insecticide, Fungicide and Rodenticide Act of 1947, 7 USC § 136 et seq., California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code §§ 25300 et seq., Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code, §§ 25500 et seq., Underground Storage of Hazardous Substances provisions, California Health & Safety Code, §§ 25280 et seq., California Hazardous Waste Control Law, California Health & Safety Code, §§ 25100 et seq., and any other state or local law counterparts, as amended, as such Applicable Laws, are in effect as of the Lease Commencement Date, or thereafter adopted, published, or promulgated.

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5.3.1.3Releases of Hazardous Materials. If, due to the acts or omissions of Tenant or any Tenant’s Agent, any Release of any Hazardous Material in, on, under, from or about the Premises shall occur at any time during the Lease Term and/or if, due to the acts or omissions of Tenant or any Tenant’s Agent, any other Hazardous Material condition exists at the Premises that requires response actions of any kind, in addition to notifying Landlord as specified above, Tenant, at its own sole cost and expense, shall (i) immediately comply with any and all reporting requirements imposed pursuant to any and all Environmental Laws, (ii) provide a written certification to Landlord indicating that Tenant has complied with all applicable reporting requirements, (iii) take any and all necessary investigation, corrective and remedial action in accordance with any and all applicable Environmental Laws, utilizing an environmental consultant approved by Landlord (in its reasonable discretion), all in accordance with the provisions and requirements of this Section 5.3, including, without limitation, Section 5.3.4, and (iv) take any such additional investigative, remedial and corrective actions as Landlord shall in its reasonable discretion deem necessary such that the Premises are remediated to a condition that is substantially similar to the condition existing prior to such Release.

5.3.1.4Indemnification.

5.3.1.4.1     In General. Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant shall be solely responsible for and shall protect, defend, indemnify and hold the Landlord Parties harmless from and against any and all claims, judgments, losses, damages, costs, expenses, penalties, enforcement actions, taxes, fines, remedial actions, liabilities (including, without limitation, actual attorneys’ fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) including, without limitation, consequential damages and sums paid in settlement of claims, which arise during or after the Lease Term, whether foreseeable or unforeseeable, that arise during or after the Lease Term in whole or in part, foreseeable or unforeseeable, directly or indirectly arising out of or attributable to the presence, use, generation, manufacture, treatment, handling, refining, production, processing, storage, Release or presence of Hazardous Materials in, on, under or about the Premises by Tenant or Tenant's Agents.

5.3.1.4.2     Limitations. Notwithstanding anything in Section 5.3.1.4, above, to the contrary, Tenant's indemnity of Landlord as set forth in Section 5.3.1.4, above, shall not be applicable to claims based upon Hazardous Materials which may exist in, on or about the Premises as of the date of this Lease ("Existing Hazardous Materials"), except to the extent that Tenant's construction activities and/or Tenant's other acts or omissions (including Tenant's failure to remove, remediate or otherwise treat or “Clean-up,” as that term is defined in Section 5.3.4, below, the subject Existing Hazardous Materials during the tenancy of the Premises) caused or exacerbated the subject claim.

5.3.1.5    Compliance with Environmental Laws. Without limiting the generality of Tenant’s obligation to comply with Applicable Laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all Environmental Laws. Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Hazardous Materials used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises. Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals, together with copies of any and all Hazardous Materials management plans and programs, any and all Hazardous Materials risk management and pollution prevention programs, and any and all Hazardous Materials emergency response and employee training programs respecting Tenant’s use of Hazardous Materials. Upon request of Landlord, Tenant shall deliver to Landlord a narrative description explaining the nature and scope of Tenant’s activities involving Hazardous Materials and showing to Landlord’s satisfaction compliance with all Environmental Laws and the terms of this Lease.

5.3.2Assurance of Performance.

5.3.2.1Environmental Assessments in General. Landlord may, but shall not be required to, engage from time to time such contractors as Landlord determines to be appropriate to perform environmental assessments of a scope reasonably determined by Landlord (an "Environmental Assessment") to ensure Tenant’s compliance with the requirements of this Lease with respect to Hazardous Materials.

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5.3.2.2Costs of Environmental Assessments. All costs and expenses incurred by Landlord in connection with any such Environmental Assessment initially shall be paid by Landlord; provided that if any such Environmental Assessment shows that Tenant has failed to comply with the provisions of this Section 5.3, then all of the costs and expenses of such Environmental Assessment shall be reimbursed by Tenant as Additional Rent within ten (10) days after receipt of written demand therefor.

5.3.3    Tenant’s Obligations upon Surrender. At the expiration or earlier termination of the Lease Term, Tenant, at Tenant’s sole cost and expense, shall: (i) cause an Environmental Assessment of the Premises to be conducted in accordance with Section 15.3; (ii) cause all Hazardous Materials brought onto the Premises by Tenant or Tenant's Agents to be removed from the Premises and disposed of in accordance with all Environmental Laws and as necessary to allow the Premises to be used for any purpose; and (iii) cause to be removed all containers installed or used by Tenant or Tenant’s Agents to store any Hazardous Materials on the Premises, and cause to be repaired any damage to the Premises caused by such removal.

5.3.4     Clean-up.

5.3.4.1Environmental Reports; Clean-Up. If any written report, including any report containing results of any Environmental Assessment (an “Environmental Report”) shall indicate (i) the presence of any Hazardous Materials as to which Tenant has a removal or remediation obligation under this Section 5.3, and (ii) that as a result of same, the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up (the “Clean-up”) of any Hazardous Materials is required, Tenant shall immediately prepare and submit to Landlord within thirty (30) days after receipt of the Environmental Report a comprehensive plan, subject to Landlord’s written approval, which approval shall not be unreasonably withheld, conditioned, or delayed, specifying the actions to be taken by Tenant to perform the Clean-up so that the Premises are restored to the conditions required by this Lease. Upon Landlord’s approval of the Clean-up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease, immediately implement such plan with a consultant reasonably acceptable to Landlord and proceed to Clean-Up Hazardous Materials in accordance with all Applicable Laws and as required by such plan and this Lease. If, within thirty (30) days after receiving a copy of such Environmental Report, Tenant fails either (a) to complete such Clean-up, or (b) with respect to any Clean-up that cannot be completed within such thirty-day period, fails to proceed with diligence to prepare the Clean-up plan and complete the Clean-up as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Premises, and recover all of the costs and expenses thereof from Tenant as Additional Rent, payable within ten (10) days after receipt of written demand therefor.

5.3.4.2No Rent Abatement. Tenant shall continue to pay all Rent due or accruing under this Lease during any Clean-up, and shall not be entitled to any reduction, offset or deferral of any Base Rent or Additional Rent due or accruing under this Lease during any such Clean-up.

5.3.4.3Surrender of Premises. Tenant shall complete any Clean-up prior to surrender of the Premises upon the expiration or earlier termination of this Lease. Tenant shall obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming that the Clean-up has been completed in accordance with all requirements of such governmental authority and that no further response action of any kind is required for the unrestricted use of the Premises (“Closure Letter”). Upon the expiration or earlier termination of this Lease, Tenant shall also be obligated to close all permits obtained in connection with Hazardous Materials in accordance with Applicable Laws.

5.3.4.4Failure to Timely Clean-Up. Should any Clean-up for which Tenant is responsible not be completed, or should Tenant not receive the Closure Letter and any governmental approvals required under Environmental Laws in conjunction with such Clean-up prior to the expiration or earlier termination of this Lease, then Tenant shall be liable to Landlord as a holdover tenant (as more particularly provided in Article 16) until Tenant has fully complied with its obligations under this Section 5.3.

5.3.5 Confidentiality. Unless compelled to do so by Applicable Law, Tenant agrees that Tenant shall not disclose, discuss, disseminate or copy any information, data, findings, communications, conclusions and

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reports regarding the environmental condition of the Premises to any Person (other than Tenant’s consultants, attorneys, property managers and employees that have a need to know such information), including any governmental authority, without the prior written consent of Landlord. In the event Tenant reasonably believes that disclosure is compelled by Applicable Law, to the extent legally permissible it shall provide Landlord ten (10) days’ advance notice of disclosure of confidential information so that Landlord may attempt to obtain a protective order. Tenant may additionally release such information to attorneys, accountants and other consultants and advisors and bona fide prospective purchasers or lenders, subject to any such parties’ written agreement to be bound by the terms of this Section 5.3.
5.3.6    Copies of Environmental Reports. Within thirty (30) days of receipt thereof, Tenant shall provide Landlord with a copy of any and all environmental assessments, audits, studies and reports regarding Tenant’s activities with respect to the Premises, or ground water beneath the Land, or the environmental condition or Clean-up thereof. Tenant shall be obligated to provide Landlord with a copy of such materials without regard to whether such materials are generated by Tenant or prepared for Tenant, or how Tenant comes into possession of such materials.
5.3.7    Intentionally Omitted.
5.3.8    Signs, Response Plans, Etc. Tenant shall be responsible for posting on the Premises any signs required under applicable Environmental Laws in connection with any required Clean-up necessitated by Tenant’s use of the Premises. Tenant shall also complete and file any business response plans or inventories required by any Applicable Laws in connection with any required Clean-up necessitated by Tenant’s use of the Premises. Tenant shall concurrently file a copy of any such business response plan or inventory with Landlord.
5.3.9    Survival. Each covenant, agreement, representation, warranty and indemnification made by Tenant set forth in this Section 5.3 shall survive the expiration or earlier termination of this Lease and shall remain effective until all of Tenant’s obligations under this Section 5.3 have been completely performed and satisfied.

6.SERVICES AND UTILITIES
6.1In General. Tenant will be responsible, at its sole cost and expense, for the furnishing of all services and utilities to the Premises, including, but not limited to heating, ventilation and air-conditioning, electricity, water, telephone, janitorial and interior Building security services.
6.1.1All utilities (including without limitation, electricity, gas, sewer and water) to the Building are separately metered at the Premises and shall be paid directly by Tenant to the applicable utility provider.
6.1.2Landlord shall not provide janitorial services for the Premises. Tenant shall be solely responsible for performing all janitorial services and other cleaning of the Premises, all in compliance with Applicable Laws. The janitorial and cleaning of the Premises shall be adequate to maintain the Premises in a manner consistent with First Class Life Sciences Projects.
Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems. Provided that Landlord agrees to provide and maintain and keep in continuous service utility connections to the Project, including electricity, water and sewage connections, Landlord shall have no obligation to provide any services or utilities to the Building, including, but not limited to heating, ventilation and air-conditioning, electricity, water, telephone, janitorial and interior Building security services.
6.2Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or Casualty (as that term is defined in Section 11.1 below) whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control (provided that the foregoing shall not limit Landlord's liability, if any,

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pursuant to applicable law for personal injury and property damage to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors); and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.3Energy Performance Disclosure Information. Tenant hereby acknowledges that Landlord may be required to disclose certain information concerning the energy performance of the Building pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively the “Energy Disclosure Requirements”). Tenant hereby acknowledges prior receipt of the Data Verification Checklist, as defined in the Energy Disclosure Requirements (the “Energy Disclosure Information”), and agrees that Landlord has timely complied in full with Landlord’s obligations under the Energy Disclosure Requirements. Tenant acknowledges and agrees that (i) Landlord makes no representation or warranty regarding the energy performance of the Building or the accuracy or completeness of the Energy Disclosure Information, (ii) the Energy Disclosure Information is for the current occupancy and use of the Building and that the energy performance of the Building may vary depending on future occupancy and/or use of the Building, and (iii) Landlord shall have no liability to Tenant for any errors or omissions in the Energy Disclosure Information. If and to the extent not prohibited by Applicable Laws, Tenant hereby waives any right Tenant may have to receive the Energy Disclosure Information, including, without limitation, any right Tenant may have to terminate this Lease as a result of Landlord’s failure to disclose such information. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and/or liabilities relating to, arising out of and/or resulting from the Energy Disclosure Requirements, including, without limitation, any liabilities arising as a result of Landlord’s failure to disclose the Energy Disclosure Information to Tenant prior to the execution of this Lease. Tenant’s acknowledgment of the AS-IS condition of the Premises pursuant to the terms of this Lease shall be deemed to include the energy performance of the Building. Tenant further acknowledges that pursuant to the Energy Disclosure Requirements, Landlord may be required in the future to disclose information concerning Tenant’s energy usage to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building (the “Tenant Energy Use Disclosure”). Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure. The terms of this Section 6.3 shall survive the expiration or earlier termination of this Lease.

6.4Emergency Generators.
6.4.1Existing Generator. There is an existing emergency generator (all such equipment defined collectively as the "Existing Generator") serving the Building, and Tenant shall have the continuing right to remain connected the Existing Generator for up to Tenant's Share of the electrical capacity provided by such Existing Generator at no additional cost to Tenant. Tenant's use of the Existing Generator shall be at Tenant's sole risk, and Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the Existing Generator. Except with respect to bodily injury and property damage to the extent caused by the gross negligence or willful misconduct of Landlord, Tenant hereby waives any claims against Landlord or any Landlord Parties resulting from Tenant's use of the Existing Generator, or any failure of the Existing Generator to operate as designed, and agrees that Landlord shall not be liable for any damages resulting from any failure in operation of the Existing Generator, including, without limitation any injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or loss to equipment, inventory, scientific research, scientific experiments, laboratory animals, products, specimens, samples, and/or scientific, business, accounting and other records of every kind and description kept at the Premises and any and all income derived or derivable therefrom. If Landlord fails to install the Existing Generator for any reason whatsoever, Landlord shall not be liable for any damages resulting therefrom. Tenant shall not be charged any additional rental or other costs for the use of the location in which the Existing Generator is located.

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6.4.2Tenant’s Emergency Generator. In the event Tenant wishes to install a separate generator to provide back-up generator services to the Premises instead of, or in addition to, the existing Emergency Generator, subject to the receipt of all necessary approvals from the applicable governmental authority, Tenant shall have the right to install a back-up generator in the Premises, or outside the Premises in the location reasonably designated by Landlord (subject to the same being approved by the city), as an Alteration (in which case such installation shall be governed by the terms of Article 8) (the "Tenant Generator"). Tenant acknowledges that Landlord has not made any representation regarding the receipt of approvals for the Tenant Generator, and if Tenant is unable for any reason to receive such approvals, Landlord shall not be liable for any damages resulting therefrom. In the event such Tenant Generator is installed, then during the Lease Term, Tenant shall maintain such Tenant Generator at Tenant's sole cost and expense. Notwithstanding the foregoing, Landlord shall not be liable for any damages whatsoever resulting from any failure in operation of the Tenant Generator, or the failure of the Tenant Generator to provide suitable or adequate back-up power to the Premises, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, or loss to inventory, scientific research, scientific experiments, laboratory animals, products, specimens, samples, and/or scientific, business, accounting and other records of every kind and description kept at the Premises and any and all income derived or derivable therefrom. Tenant's obligations with respect to the Premises, including the insurance and indemnification obligations contained in Article 10, below, shall apply to Tenant's use of the Tenant Generator and Tenant shall carry industry standard Boiler and machinery insurance covering the Tenant Generator. Tenant shall maintain all required permits in connection with the Tenant Generator throughout the Lease Term. If installed, at Landlord's election prior to the expiration or earlier termination of this Lease, Tenant shall either (A) leave the Tenant Generator in place, in which event Tenant shall surrender the Generator (and shall transfer to Landlord all permits maintained by Tenant in connection with the Generator during the Lease Term) concurrent with the surrender of the Premises to Landlord as required hereunder in good operating and working order, with all permits current, or (B) remove the Tenant Generator prior to the expiration or earlier termination of this Lease, and repair all damage to the Building and Premises resulting from such removal, at Tenant's sole cost and expense. In the event that Landlord fails to expressly elect to have the Tenant Generator left in place upon the expiration or earlier termination of this Lease, then Landlord shall be deemed to have elected to have Tenant remove such Tenant Generator.

7.REPAIRS
7.1Tenant Repair Obligations. Subject to Landlord’s Repair Obligations set forth in Section 7.4, Tenant shall, throughout the Term, at its sole cost and expense, maintain, repair, replace and improve as required, the Premises and Building and every part thereof in a good standard of maintenance, repair and replacement as required, and in good and sanitary condition, all in accordance with the standards of First Class Life Sciences Projects, except for Landlord Repair Obligations, whether or not such maintenance, repair, replacement or improvement is required in order to comply with Applicable Laws ("Tenant's Repair Obligations"), including, without limitation, the following: (1) glass, windows, window frames, window casements (including the repairing, resealing, cleaning and replacing of both interior and exterior windows) and skylights; (2) interior and exterior doors, door frames and door closers; (3) interior lighting (including, without limitation, light bulbs and ballasts); (4) the plumbing, sewer, drainage, electrical, fire protection, elevator, escalator, life safety and security systems and equipment, existing heating, ventilation and air-conditioning systems, and all other mechanical, electrical and communications systems and equipment (collectively, the "Building Systems"), including without limitation (i) any specialty or supplemental Building Systems installed by or for Tenant and (ii) all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Premises; (5) all communications systems serving the Premises; (6) all of Tenant's security systems in or about or serving the Premises; (7) Tenant's signage; (8) interior demising walls and partitions (including painting and wall coverings), equipment, floors, and any roll-up doors, ramps and dock equipment; and (9) the non-structural portions of the roof of the Building. Tenant shall additionally be responsible, at Tenant’s sole cost and expense, to furnish all expendables, including light bulbs, paper goods and soaps, used in the Premises, and, to the extent that Landlord notifies Tenant in writing of its intention to no longer arrange for such monitoring, cause the fire alarm systems serving the Premises to be monitored by a monitoring or protective services firm approved by Landlord in writing.

7.2Service Contracts. All Building Systems, including HVAC, elevators, main electrical, plumbing and fire/life-safety systems, shall be maintained, repaired and replaced by Tenant (i) in a commercially reasonable first-class condition, (ii) in accordance with any applicable manufacturer specifications relating to any particular component of such Building Systems, (iii) in accordance with Applicable Laws. Tenant shall contract with a qualified, experienced professional third-party service companies (a "Service Contract"). Tenant shall regularly, in accordance with commercially reasonable standards, generate and maintain preventive maintenance records relating

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to each Building’s mechanical and main electrical systems, including life safety, elevators and the central plant (“Preventative Maintenance Records”). In addition, upon Landlord’s request, Tenant shall deliver a copy of all current Service Contracts to Landlord and/or a copy of the Preventative Maintenance Records.

7.3Landlord's Right to Perform Tenant's Repair Obligations. Tenant shall notify Landlord in writing at least thirty (30) days prior to performing any material Tenant's Repair Obligations, including without limitation, any Tenant's Repair Obligation which affect the Building Systems, or which is reasonably anticipated to cost more than $100,000.00. Upon receipt of such notice from Tenant, Landlord shall have the right to either (i) perform such material Tenant's Repair Obligation by delivering notice of such election to Tenant within thirty (30) days following receipt of Tenant's notice, and Tenant shall pay Landlord the cost thereof (including Landlord's reasonable supervision fee) within thirty (30) days after receipt of an invoice therefor, or (ii) require Tenant to perform such Tenant's Repair Obligation at Tenant's sole cost and expense. If Tenant fails to perform any Tenant's Repair Obligation within a reasonable time period, as reasonably determined by Landlord, then Landlord may, but need not, following delivery of notice to Tenant of such election, make such Tenant Repair Obligation, and Tenant shall pay Landlord the cost thereof, (including Landlord's reasonable supervision fee) within thirty (30) days after receipt of an invoice therefor.

7.4Landlord Repair Obligations. Landlord shall be responsible for repairs, and replacement as necessary to (i) the exterior walls, foundation and roof of the Building, the structural portions of the floors of the Building (the “Building Structure”), and (ii) the exterior doors and windows and waterproofing of the Building envelope, roof membrane, gutters, flashings and downspouts of the Building, utility connections to the Building, and the base Building plumbing, sewer, drainage, electrical, fire protection, elevator, life safety, heating, ventilation and air-conditioning systems, all except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant (the "Landlord Repair Obligation"); provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant's expense, or, if covered by Landlord's insurance, Tenant shall only be obligated to pay any deductible in connection therewith. In connection with the foregoing, Landlord hereby agrees that the repair and maintenance of the Building Structure shall be at Landlord’s sole cost and expense, while the cost of all other Landlord Repair Obligation items set forth in item (ii) shall be permitted to be included in Operating Expenses.

8.ADDITIONS AND ALTERATIONS

8.1Landlord's Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than twenty (20) days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned or delayed by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days’ notice to Landlord, but without Landlord's prior consent, to the extent that such Alterations (i) do not affect the building systems or equipment, (ii) are not visible from the exterior of the Building, and (iii) cost less than $250,000.00 for a particular job of work. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that upon Landlord's request, Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term, only if such Alterations are Specialty Improvements which are not standard office and laboratory improvements. For the avoidance of doubt, Tenant shall only be responsible for removing Specialty Improvements (hereafter defined), if at the time of its consent to such Specialty Improvements, Landlord advises in writing in its consent that Tenant is obligated to remove such Specialty Improvements at the expiration of the Term. “Specialty Improvements” means, collectively, any alterations, additions or improvements to the Premises which are not typical alterations, additions or improvements found in similar, First Class Life Sciences Projects. Tenant shall not be required to remove any other Alterations or improvements at the surrender of the Premises and Tenant shall not be required to remove any of the Original Improvements (as that term is defined in Section 10.3.2 below). Tenant

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shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the city in which the Building is located (or other applicable governmental authority). Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. Upon completion of any Alterations (or repairs), Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. In addition to Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County San Mateo in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the "as built" drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3Payment for Improvements. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to three percent (3%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord's reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord's review of such work.

8.4Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Tenant's contractors and subcontractors shall be required to carry (i) Commercial General Liability Insurance in an amount approved by Landlord, with Landlord, and, at Landlord's option, Landlord's property manager and project manager, as additional insureds in an amount approved by Landlord, and otherwise in accordance with the requirements of Article 10 of this Lease, and (ii) workers compensation insurance with a waiver of subrogation in favor of Landlord. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5Landlord's Property. All Alterations, improvements, fixtures, equipment and/or appurtenances (other than non-affixed trade fixtures and equipment) which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord and remain in place at the Premises following the expiration or earlier termination of this Lease, except that Tenant may remove any trade fixtures or equipment not permanently affixed to the Premises. Notwithstanding the foregoing, Landlord may, by written notice to Tenant at the time of its approval of working drawings, require Tenant, at Tenant's expense, to remove Specialty Improvements only and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord. This shall only apply to Specialty Improvements which are not standard office and laboratory improvements. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Specialty Improvements in the Premises and return the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord, Landlord may do so and may charge the cost thereof to Tenant.

9.COVENANT AGAINST LIENS    Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished, or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under Applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility (to the extent applicable pursuant to then Applicable Laws). Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.

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10.INSURANCE

10.1Indemnification and Waiver. Except to the extent arising from the negligence or willful misconduct of Landlord, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, lenders, any property manager and independent contractors (collectively, "Landlord Parties") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Except to the extent arising from the negligence or willful misconduct of Landlord, Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all claims, loss, cost, damage, injury, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply if and from the time that a final adjudication has resulted in a finding of gross negligence or willful misconduct of Landlord or the Landlord Parties. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers', accountants' and attorneys' fees. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2Tenant's Compliance with Landlord's Property Insurance. Landlord shall insure the Building during the Lease Term against loss or damage under an "all risk" property insurance policy. Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof. Tenant shall, at Tenant's expense, comply with all reasonable and customary insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body. Tenant shall also provide Landlord and Landlord’s insurer(s) with such information regarding the use of the Premises and any damage to the Premises as they may require in connection with the placement of insurance for the Premises or the adjusting of any losses to the Premises.

10.3Tenant's Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1Commercial General Liability Insurance on an occurrence form (except products liability) covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant's operations, and contractual liabilities, and including products and completed operations coverage, for limits of liability on a per location basis of not less than:

Bodily Injury and Property Damage Liability	$5,000,000 each occurrence $5,000,000 annual aggregate
Personal Injury Liability	$3,000,000 each occurrence $3,000,000 annual aggregate

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10.3.2Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the "Tenant Improvements," as that term is defined in the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the "Original Improvements"). Such insurance shall be written on a special form of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage, including sprinkler leakage, bursting or stoppage of pipes, and explosion. Tenant hereby acknowledges that flood and earthquake risk exist with respect to the Premises and that it is responsible for obtaining the appropriate insurance coverages with respect to same, should Tenant desire to provide coverage for such risk. Tenant further acknowledges that Landlord shall not be liable for any damage caused by flood or earthquake with respect to Tenant's responsibilities under this Lease.

10.3.3Business Income Interruption for one (1) year plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings attributable to the risks outlined in Section 10.3.2 above.

10.3.4Worker's Compensation and Employer's Liability or other similar insurance pursuant to all applicable state and local statutes and regulations. The policy shall include a waiver of subrogation in favor of Landlord, its employees, Lenders and any property manager or partners.

10.4Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, its subsidiaries and affiliates, its property manager (if any) and any other party the Landlord so specifies, as an additional insured or loss payee, as applicable, including Landlord's managing agent, if any; (ii) be issued by an insurance company having a rating of not less than A:IX in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance required of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord (unless such cancellation is the result of non-payment of premiums). Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least ten (10) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.5Subrogation. Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property or business interruption loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies do now, or shall, contain the waiver of subrogation.

10.6Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord or Landlord's lender, but in no event in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

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11.DAMAGE AND DESTRUCTION

11.1Repair of Damage. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty ("Casualty"). If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by Casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the Casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises shall not be materially impaired. Subject to the terms of Section 11.2, below, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition. Whether or not Landlord delivers a "Landlord Repair Notice," as that term is defined in Section 11.2 below, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Tenant shall in addition cooperate with requests for information regarding any repairs from Landlord’s insurer(s) by providing the requested information within ten (10) days after Tenant receives the request. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such Casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant's right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith. Notwithstanding any contrary provision of this Article 11, the parties hereby agree as follows: (i) the closure of the Project, the Building, the Common Areas, or any part thereof to protect public health shall not constitute a Casualty for purposes of this Lease, and (ii) Casualty under this Article 11 shall not be deemed to occur merely because Tenant is unable to productively use the Premises in the event that the physical and structural integrity of the Premises is undamaged.

11.2Landlord's Option to Repair. Upon the occurrence of any damage to the Premises, Landlord may, at Landlord's option, deliver a notice (the "Landlord Repair Notice") to Tenant, and upon receipt of a Landlord Repair Notice Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier (including by taking into account any deductible or self-insured retention), as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repair of the damage. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within ninety (90) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by Casualty, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord's insurance policies; (iv) the damage occurs during the last twelve (12) months of the Lease Term; or (v) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within one (1) year after being commenced or the damage occurs during the last twelve (12) months of the Lease Term , Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by

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Casualty was not caused by the gross negligence or intentional act of Tenant or its partners or subpartners and their respective officers, agents, servants, employees, and independent contractors; (b) Tenant is not then in monetary or material non-monetary default under this Lease (beyond the applicable notice and cure periods); (c) as a result of the damage, Tenant cannot reasonably conduct business from fifty percent (50%) or more of the Premises for the Permitted Use; and, (d) as a result of the damage to the Project, Tenant does not occupy or use at least fifty percent (50%) of the Premises for the Permitted Use (as opposed to temporary storage purposes, or continued utilization of any server room within the Premises).

11.3Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

12.NONWAIVER    No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

13.CONDEMNATION    If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred twenty (120) days, Tenant shall have the option to terminate this Lease effective on not less than ninety (90) days prior written notice or, if sooner as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking. Notwithstanding any contrary provision of this Lease, the following governmental actions shall not constitute a taking or condemnation, either permanent or temporary: (i) an action that requires Tenant's business or the Building or Project to close during the Lease Term, and (ii) an action taken for the purpose of protecting public safety (e.g., to protect against acts of war,

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the spread of communicable diseases, or an infestation), and no such governmental actions shall entitle Tenant to any compensation from Landlord or any authority, or Rent abatement or any other remedy under this Lease.

14.ASSIGNMENT AND SUBLETTING

14.1Transfers. Tenant shall not, without the prior written consent of Landlord (to be granted or withheld pursuant to the terms of Section 14.2 below), assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the "Transfer Premium", as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute an Event of Default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord, within thirty (30) days after written request by Landlord, provided that such fees shall not exceed $3,000.00 for any such Transfer in the ordinary course of business. For purposes of this Lease, "in the ordinary course of business" shall include, without limitation, the review of documents on no more than three (3) occasions in connection with any particular Transfer.

14.2Landlord's Consent. Landlord shall not unreasonably withhold or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any Applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2The Transferee is either a governmental agency or instrumentality thereof;

14.2.3The Transferee under an assignment is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested; or

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14.2.4The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant's business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all Applicable Laws, on behalf of the proposed Transferee.

14.3Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, and after deduction of (i) any costs of improvements made to the Subject Space in connection with such Transfer, (ii) brokerage commissions paid in connection with such Transfer, and (iii) reasonable legal fees incurred in connection with such Transfer. "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. The determination of the amount of Landlord's applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer.
14.4Landlord's Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer which, together with all prior Transfers then remaining in effect, would cause fifty percent (50%) or more of the Premises to be Transferred for more than seventy-five percent (75%) of the then remaining Lease Term (taking into account any extension of the Lease Term which has irrevocably exercised by Tenant), Tenant shall give Landlord notice (the "Intention to Transfer Notice") of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the "Contemplated Transfer Space"), the contemplated date of commencement of the Contemplated Transfer (the "Contemplated Effective Date"), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space. Thereafter, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of nine (9) months (the "Nine Month Period") commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Nine Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 14. If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4.

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14.5Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times upon commercially reasonable prior written notice to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord's costs of such audit.

14.6Additional Transfers. For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.7Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease (beyond any applicable notice and cure periods), Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person. If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8Non-Transfers. Notwithstanding anything to the contrary contained in this Article 14, (i) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), (ii) an assignment of the Premises to an entity which acquires all or substantially all of the assets or interests (partnership, stock, membership or other) of Tenant, (iii) an assignment of the Premises to an entity which is the resulting entity of a merger or consolidation of Tenant, or (iv) a sale of interests (partnership, stock, membership or other) in Tenant in connection with either a bona fide financing for the benefit of the Tenant or an initial public offering of Tenant's stock on a nationally-recognized stock exchange (collectively, a "Permitted Transferee"), shall not be deemed a Transfer under this Article 14, provided that (A) following execution Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such assignment or sublease or such affiliate, (B) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (C) such Permitted Transferee shall be of a character and reputation consistent with the quality of the Building, and (D) such Permitted Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles ("Net Worth") at least equal to the Net Worth of Tenant on the date of this Lease. An assignee of Tenant's entire interest that is also a Permitted Transferee may also be known as a "Permitted Assignee". "Control," as used in this Section 14.8, shall mean the ownership, directly or

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indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity. No such permitted assignment or subletting shall serve to release Tenant from any of its obligations under this Lease.
15.SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of personal property of any other persons claiming under Tenant, as Landlord may, in its reasonable discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. For the avoidance of doubt, Landlord will not require Tenant to remove any improvements in existence as of the date of this Lease and Tenant is hereby released from any obligation to complete any such removal.

15.3Environmental Assessment. In connection with its surrender of the Premises, Tenant shall submit to Landlord, at least one hundred twenty (120) days prior to the expiration date of this Lease (or in the event of an earlier termination of this Lease, as soon as reasonably possible following such termination), an environmental Assessment of the Premises by a competent and experienced environmental engineer or engineering firm reasonably satisfactory to Landlord (pursuant to a contract approved by Landlord and providing that Landlord can rely on the Environmental Assessment), which (i) evidences that the Premises are in a clean and safe condition and free and clear of any Hazardous Materials; and (ii) includes a review of the Premises by an environmental consultant for asbestos, mold, fungus, spores, and other moisture conditions, on-site chemical use, and lead-based paint. If such Environmental Assessment reveals that remediation or Clean-up is required under any Environmental Laws, Tenant shall submit a remediation plan prepared by a recognized environmental consultant and shall be responsible for all costs of remediation and Clean-up, as more particularly provided in Section 5.3, above.

15.4Condition of the Building and Premises Upon Surrender. In addition to the above requirements of this Article 15, upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, surrender the Premises and Building such that the same are in compliance with all Applicable Laws and with Tenant having complied with all of Tenant’s obligations under this Lease, including those relating to improvement, repair, maintenance, compliance with law, testing and other related obligations of Tenant set forth in Article 7 of this Lease. In the event that the Building and Premises shall be surrendered in a condition which does not comply with the terms of this Section 15.4, because Tenant failed to comply with its obligations set forth in Lease, then following thirty (30) days’ notice to Tenant, during which thirty (30) day period Tenant shall have the right to cure such noncompliance, Landlord shall be entitled to expend all reasonable costs in order to cause the same to comply with the required condition upon surrender and Tenant shall immediately reimburse Landlord for all such costs upon notice and Tenant shall be deemed during the period that Tenant or Landlord, as the case may be, perform obligations relating to the Surrender Improvements to be in holdover under Article 16 of this Lease.

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16.HOLDING OVER    If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term. If Tenant holds over after the expiration of the Lease Term of earlier termination thereof, without the express or implied consent of Landlord, such tenancy shall be deemed to be a tenancy by sufferance only, and shall not constitute a renewal hereof or an extension for any further term. In either case, Rent shall be payable at a monthly rate equal to 150% of the Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy or tenancy by sufferance, as the case may be, shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises within thirty (30) days following the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

17.ESTOPPEL CERTIFICATES    Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit D, attached hereto (or such other form as may be reasonably required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term (but not more than once in any calendar year unless in connection with the sale or proposed sale, or the financing/refinancing, of the Project or any portion thereof), Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

18.SUBORDINATION    Landlord hereby represents and warrants to Tenant that the Project is not currently subject to any ground lease, or to the lien of any mortgage or deed of trust. This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto (collectively, the “Superior Holders”), provided that in consideration of, and as a condition precedent to, Tenant’s agreement to permit its interest pursuant to this Lease to be subordinated to any future Superior Holder, Landlord shall use commercially reasonable efforts to deliver to Tenant a subordination and non-disturbance agreement (“SNDA”) executed by any future Superior Holder on such Superior Holder’s standard form (subject to commercially reasonable agreed upon changes); provided, however, that in no event shall Landlord’s failure to deliver such SNDA be construed as a default by Landlord under this Lease. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord's interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

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19.DEFAULTS; REMEDIES

19.1Events of Default. In addition to any other Events of Default specified in this Lease, the occurrence of any of the following shall constitute a default of this Lease by Tenant (each, an “Event of Default”):

19.1.1Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within five (5) days following the date due (provided that, with respect to the first late payment of Rent during any twelve (12) month period, Tenant shall be entitled to a period of five (5) business days after written notice by Landlord to Tenant that such amount is past due before such late payment of Rent shall constitute a default of this Lease by Tenant); or

19.1.2Except where a specific time period is otherwise set forth for Tenant's performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3Abandonment (as defined by Applicable Laws) of all or a substantial portion of the Premises by Tenant; or

19.1.4The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease or any provision of the Tenant Work Letter, where, in each instance, such failure continues for more than three (3) business days after notice from Landlord.

Any notices to be provided by Landlord under this Section 19.1 shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the Code of Civil Procedure, and may be served on Tenant in the manner allowed for service of notices under this Lease.

19.2Remedies Upon Event of Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies (including, without limitation, during any eviction moratorium, to the extent allowed by Applicable Law), each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

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(i)The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus
(ii)The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(iii)The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(iv)Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and
(v)At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by Applicable Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3Subleases of Tenant. If Landlord elects to terminate this Lease on account of any Event of Default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

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19.5Landlord Default.
19.5.1In General. Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder following the Lease Commencement Date and such failure continues for thirty (30) days after Tenant delivers to Landlord written notice specifying such failure; however, if such failure cannot reasonably be cured within such 30-day period, but Landlord commences to cure such failure within such 30-day period and thereafter diligently pursues the curing thereof to completion, then Landlord shall not be in default hereunder or liable for damages therefor. Except where the provisions of this Lease grant Tenant an express, exclusive remedy, or expressly deny Tenant a remedy, Tenant's exclusive remedy for Landlord's failure to perform its obligations under this Lease shall be limited to damages, injunctive relief, or specific performance; in each case, Landlord's liability or obligations with respect to any such remedy shall be limited as provided in Section 29.13.

19.5.2Abatement of Rent. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date and required by this Lease, which substantially interferes with Tenant's use of the Premises, or (ii) any failure to provide services, utilities or access to the Premises to the extent required by this Lease, each as a direct result of Landlord's negligence or willful misconduct (and except to the extent such failure is caused in whole or in part by the action or inaction of Tenant) (either such set of circumstances as set forth in items (i) or (ii), above, to be known as an "Abatement Event"), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for seven (7) consecutive business days after Landlord's receipt of any such notice (the "Eligibility Period"), then the Base Rent and Tenant's Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use for the normal conduct of Tenant's business, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant's Share of Direct Expenses for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises for the Permitted Use during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. To the extent an Abatement Event is caused by an event covered by Articles 11 or 13 of this Lease, then Tenant's right to abate rent and/or terminate this Lease shall be governed by the terms of such Article 11 or 13, as applicable, and the Eligibility Period shall not be applicable thereto. Such right to abate Base Rent and Tenant's Share of Direct Expenses shall be Tenant's sole and exclusive remedy for rent abatement at law or in equity for an Abatement Event. Except as provided in this Section 19.5.2, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

20.COVENANT OF QUIET ENJOYMENT    Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

21.LETTER OF CREDIT
21.1Delivery of Letter or Credit. within ten (10 business days following Tenant's execution of this Lease, Tenant shall deliver to Landlord an unconditional, clean, irrevocable letter of credit (the "L-C") in the amount set forth in Section 8 of the Summary (the "L-C Amount") which L-C shall be issued by a money-center, solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a local San Francisco Bay Area office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the "Bank"), which Bank must have a rating from Standard and Poor’s Corporation of A- or better (or any equivalent rating thereto from any successor or substitute rating service selected by Lessor) and a letter of credit issuer rating from Moody’s

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Investor Service of A3 or better (or any equivalent rating thereto from any successor rating agency thereto) (collectively, the “Bank’s Credit Rating Threshold”), and which L-C shall be substantially in the form of Exhibit F, attached hereto (with such commercially reasonable modifications as may be required by Tenant’s Bank). Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C. The L-C shall (i) be "callable" at sight, irrevocable and unconditional, (ii) be maintained in effect (subject to the provisions of Section 21.7), whether through renewal or extension, for the period commencing on the date of this Lease and continuing until the date (the "L-C Expiration Date") that is no less than sixty (60) days after the expiration of the Lease Term as the same may be extended, and Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of this Lease, and has not been paid within applicable notice and cure periods, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, "Bankruptcy Code"), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code that is not dismissed within thirty (30) days, or (D) the Bank has notified Landlord that the L-C will not be renewed or extended through the L-C Expiration Date, and Tenant has not provided a replacement L-C that satisfies the requirements of this Lease at least thirty (30) days prior to such expiration, or (E) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (F) Tenant executes an assignment for the benefit of creditors, or (G) if (1) any of the Bank's Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below the Bank's Credit Rating Threshold, or (2) there is otherwise a material adverse change in the financial condition of the Bank, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Article 21 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Section 21.1 above), in the amount of the applicable L-C Amount, within ten (10) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) (each of the foregoing being an "L-C Draw Event"). The L-C shall be honored by the Bank regardless of whether Tenant disputes Landlord's right to draw upon the L-C. In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said L-C shall be deemed to fail to meet the requirements of this Article 21, and, within ten (10) days following Landlord's notice to Tenant of such receivership or conservatorship (the "L-C FDIC Replacement Notice"), Tenant shall replace such L-C with a substitute letter of credit from a different issuer (which issuer shall meet or exceed the Bank's Credit Rating Threshold and shall otherwise be acceptable to Landlord in its reasonable discretion) and that complies in all respects with the requirements of this Article 21. If Tenant fails to replace such L-C with such conforming, substitute letter of credit pursuant to the terms and conditions of this Section 21.1, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid ten (10) day period). Tenant shall be responsible for the payment of any and all Tenant's and Bank's costs incurred with the review of any replacement L-C, which replacement is required pursuant to this Section or is otherwise requested by Tenant.

21.2Application of L-C. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C upon the occurrence of any L-C Draw Event. In the event of any L-C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L-C, in part or in whole, in the amount necessary to cure any such L-C Draw Event and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant's breach or default of the Lease or other L-C Draw Event and/or to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and such L-C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a "draw" by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw upon the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Tenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by,

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or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise. In the event of an assignment by Tenant of its interest in this Lease (and irrespective of whether Landlord's consent is required for such assignment), the acceptance of any replacement or substitute L-C by Landlord from the assignee shall be subject to Landlord's prior written approval, in Landlord's reasonable discretion, and the actual and reasonable attorney's fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within ten (10) days of billing.

21.3L-C Amount; Maintenance of L-C by Tenant. If, as a result of any drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within ten (10) business days after written notice form Landlord, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Article 21. Tenant further covenants and warrants that it will neither assign nor encumber the L-C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the L-C expires earlier than the L-C Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days prior to the expiration of the L-C), which shall be irrevocable and automatically renewable as above provided through the L-C Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion. However, if the L-C is not timely renewed, or if Tenant fails to maintain the L-C in the amount and in accordance with the terms set forth in this Article 21, Landlord shall have the right to either present the L-C to the Bank in accordance with the terms of this Article 21, and the proceeds of the L-C may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. In the event Landlord elects to exercise its rights under the foregoing, (I) any unused proceeds shall constitute the property of Landlord (and not Tenant’s property or, in the event of a receivership, conservatorship, or a bankruptcy filing by Tenant, property of such receivership, conservatorship or Tenant’s bankruptcy estate) and need not be segregated from Landlord’s other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the L-C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease; provided, however, that if prior to the L-C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed. Notwithstanding anything to the contrary herein, if Landlord draws on the L-C due to Tenant's violation of this Lease beyond applicable notice and cure periods, such draw shall be in the amount required to cure such default. In addition, if Landlord draws on the L-C due to Tenant's failure to timely renew or provide a replacement L-C, such failure shall not be considered a default under this Lease and Landlord shall return such cash proceeds upon Tenant's presentation of a replacement L-C that satisfies the requirements of this Lease, subject to reasonable satisfaction of any preference risk to Landlord.

21.4Transfer and Encumbrance. The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, but only to the extent such transfer is part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord's interest in under this Lease, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank's transfer and processing fees in connection therewith.

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21.5L-C Not a Security Deposit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (2) acknowledge and agree that the L C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statue, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 21 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant's breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.

21.6Non-Interference by Tenant. Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a "draw" by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw down all or any portion of the L-C. No condition or term of this Lease shall be deemed to render the L C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner. Tenant's sole remedy in connection with the improper presentment or payment of sight drafts drawn under any L C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied and reasonable actual out-of-pocket attorneys' fees, provided that at the time of such refund, Tenant increases the amount of such L C to the amount (if any) then required under the applicable provisions of this Lease. Tenant acknowledges that the presentment of sight drafts drawn under any L C, or the Bank's payment of sight drafts drawn under such L C, could not under any circumstances cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor. In the event Tenant shall be entitled to a refund as aforesaid and Landlord shall fail to make such payment within ten (10) business days after demand, Tenant shall have the right to deduct the amount thereof from the next installment(s) of Base Rent.

22.COMMUNICATIONS AND COMPUTER LINE    Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the "Lines"), provided that Tenant shall obtain Landlord's prior written consent (which shall not be unreasonably withheld), use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease. Tenant shall pay all costs in connection therewith. Landlord reserves the right, upon notice to Tenant prior to the expiration or earlier termination of this Lease, to require that Tenant, at Tenant's sole cost and expense, remove any Lines located in or serving the Premises prior to the expiration or earlier termination of this Lease.

23.SIGNS
23.1Exterior Signage. Provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, at no additional cost, may retain the existing signage on the Building throughout the Lease Term, which consists of: two (2) Building top signs, one (1) entrance monument sign and one (1) exterior column sign (collectively, "Tenant Signage"); provided, however, in no event shall Tenant's Signage include an "Objectionable Name," as that term is defined in Section 23.3, of this Lease. All such signage shall be subject to Tenant's obtaining all required governmental approvals. All permitted signs shall be maintained by Tenant at its expense in a first-class and safe condition and appearance. Upon the expiration or earlier termination of this Lease, Tenant shall remove all of its signs at Tenant's sole cost and expense. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant's Signage (collectively, the "Sign Specifications") shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project. Tenant hereby acknowledges that, notwithstanding Landlord's approval of Tenant's Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental

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approvals and permits for Tenant's Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Tenant's Signage, Tenant's and Landlord's rights and obligations under the remaining TCCs of this Lease shall be unaffected.

23.2Objectionable Name. Tenant's Signage shall not include a name or logo which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an "Objectionable Name"). The parties hereby agree that the following name, or any reasonable derivation thereof, shall be deemed not to constitute an Objectionable Name: "NGM Biopharmaceuticals."

23.3Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

23.4Termination of Right to Tenant's Signage. The rights contained in this Article 23 with respect to monument and rooftop signage shall be personal to Original Tenant and its Permitted Assignee and any other assignee, sublessee or other transferee of more than 50% of Original Tenant’s or its Permitted Assignee’s interest in this Lease, and may only be exercised and maintained by such parties (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) to the extent (x) they are not in default under this Lease (beyond any applicable notice and cure period) and (y) if they occupy more than 50% of the entire Premises.

24.COMPLIANCE WITH LAW    Landlord shall comply with all "Applicable Laws" (defined below) relating to the Base Building and Common Areas, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that, as between Landlord and Tenant, Landlord shall not be deemed to be in default of the Lease as a result of the failure to comply with any Applicable Laws unless Landlord's failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, would materially affect the safety of Tenant's employees or create a material health hazard for Tenant's employees, or would otherwise result in any material cost or liability to Tenant. Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other rule, directive, order, regulation, guideline or requirement of any governmental entity or governmental agency (the “Applicable Laws”) now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures (except to the extent such are Landlord’s responsibility) (including the making of any alterations to the Premises required by such governmental measures) which relate to (i) Tenant's use of the Premises, (ii) the Alterations or the Tenant Improvements in the Premises, or (iii) the "Base Building" (which shall include the Building Structure, and the public restrooms, elevators, exit stairwells and the Building systems located in the internal core of the Buildings on the floor or floors on which the Premises is located), but, as to the Base Building, only to the extent such obligations are triggered by Tenant's Alterations, the Tenant Improvements, or Tenant's particular use of the Premises. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Building and Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project, Building and Premises have not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp

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inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp approved in advance by Landlord; and (b) pursuant to Article 24 below, Tenant, at its cost, is responsible for making any repairs within the Premises to correct violations of construction-related accessibility standards; and, if anything done by or for Tenant in its use or occupancy of the Premises shall require repairs to the Building (outside the Premises) to correct violations of construction-related accessibility standards, then Tenant shall, at Landlord's option, either perform such repairs at Tenant's sole cost and expense or reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such repairs.

25.LATE CHARGES    If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) business days after Tenant's receipt of written notice from Landlord that said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any reasonable attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder; provided, however, with regard to the first such failure in any twelve (12) month period, Landlord will waive such late charge to the extent Tenant cures such failure within five (5) business days following Tenant’s receipt of written notice from Landlord that the same was not received when due. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual "Bank Prime Loan" rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus four (4) percentage points, and (ii) the highest rate permitted by Applicable Law.

26.LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1Landlord's Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2Tenant's Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

27.ENTRY BY LANDLORD    Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last nine (9) months of the Lease Term, to prospective tenants; (iii) post notices of non-responsibility (to the extent applicable pursuant to then Applicable Law); or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building's systems and equipment. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

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28.TENANT PARKING    Tenant, at no additional charge or expense to Tenant, shall have the right to use the amount of parking set forth in Section 9 of the Summary, in the on-site and/or off-site, as the case may be, parking facility (or facilities) which serve the Project. Tenant shall abide by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located (including any sticker or other identification system established by Landlord and the prohibition of vehicle repair and maintenance activities in the parking facilities), and shall cooperate in seeing that Tenant's employees and visitors also comply with such rules and regulations. Tenant's use of the Project parking facility shall be at Tenant's sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant's, its employees' and/or visitors' use of the parking facilities. Tenant shall have the right, at Tenant's sole cost and expense, to install up to five (5) electric car chargers, subject to Landlord’s review of the specifications therefor and compliance with the terms in Article 8 above and/or Exhibit B, as applicable, in spots adjacent to the Premises (reasonably and mutually agreed upon by Landlord and Tenant) for the exclusive use of Tenant and its employees, contractors and visitors and to mark such spaces as being reserved (which spaces shall deducted from the number of spaces that Tenant is entitled to use under Section 9 of the Summary) (the "Tenant EV Spaces"). Any such Tenant EV Spaces shall be used by Tenant in accordance with the applicable terms of this Lease, and the terms of the indemnification and insurance provisions hereof shall apply to Tenant's use thereof. Tenant shall maintain the Tenant EV Spaces and all associated equipment in good operating order and safe condition, in compliance with all Applicable Laws, at Tenant's sole cost and expense.

29.MISCELLANEOUS PROVISIONS

29.1Terms; Captions. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

29.4Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) business days following the request therefor.

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29.5Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.

29.6Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7Landlord's Title. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Building or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business

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opportunity, loss of goodwill or loss of use, in each case, however occurring, or loss to inventory, scientific research, scientific experiments, laboratory animals, products, specimens, samples, and/or scientific, business, accounting and other records of every kind and description kept at the premises and any and all income derived or derivable therefrom.
29.14Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.
29.15Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16Force Majeure. Notwithstanding anything to the contrary contained in this Lease, any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, Casualty, actual or threatened public health emergency (including, without limitation, epidemic, pandemic, famine, disease, plague, quarantine, and other significant public health risk), governmental edicts, actions, declarations or quarantines by a governmental entity or health organization (including, without limitation, any shelter-in-place orders, stay at home orders or any restrictions on travel related thereto that preclude Tenant, its agents, contractors or its employees from accessing the Premises, national or regional emergency), breaches in cybersecurity, and other causes beyond the reasonable control of the party obligated to perform, regardless of whether such other causes are (i) foreseeable or unforeseeable or (ii) related to the specifically enumerated events in this paragraph (collectively, a "Force Majeure"), shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage. If this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure. Notwithstanding anything to the contrary in this Lease, no event of Force Majeure shall (i) excuse Tenant's obligations to pay Rent and other charges due pursuant to this Lease, (ii) be grounds for Tenant to abate any portion of Rent due pursuant to this Lease, or entitle either party to terminate this Lease, except as allowed pursuant to Articles 11 and 13 of this Lease, (iii) excuse Tenant's obligations under Articles 5 and 24 of this Lease, or (iv) extend the occurrence of the Lease Commencement Date.

29.17Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

29.18Notices. All notices, demands, statements, designations, approvals or other communications (collectively, "Notices") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("Mail"), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:
HCP BTC, LLC
c/o Healthpeak Properties, Inc.
5050 S Syracuse St. #800
Denver, CO 80237
Attn: Legal Department

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with a copy to:
Healthpeak Properties, Inc.
2000 Sierra Point Parkway, Suite 100
Brisbane, CA 94005
Attention: Scott Bohn
and
Allen Matkins Leck Gamble Mallory & Natsis LLP
1901 Avenue of the Stars, Suite 1800
Los Angeles, California 90067
Attention: Anton N. Natsis, Esq.
29.19Joint and Several. If there is more than one tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.
29.20Authority. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant's state of incorporation and (ii) qualification to do business in the State of California.
29.21Attorneys' Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.
29.22Governing Law; WAIVER OF TRIAL BY JURY; JUDICIAL REFERENCE. This Lease shall be construed and enforced in accordance with the laws of the State of California. In any action or proceeding arising herefrom, landlord and tenant hereby consent to (i) the jurisdiction of any competent court within the State of California, (ii) service of process by any means authorized by California law, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW. IF THE JURY WAIVER PROVISIONS OF THIS SECTION 29.22 ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE FOLLOWING PROVISIONS SHALL APPLY. IT IS THE DESIRE AND INTENTION OF THE PARTIES TO AGREE UPON A MECHANISM AND PROCEDURE UNDER WHICH CONTROVERSIES AND DISPUTES ARISING OUT OF THIS LEASE OR RELATED TO THE PREMISES WILL BE RESOLVED IN A PROMPT AND EXPEDITIOUS MANNER. ACCORDINGLY, EXCEPT WITH RESPECT TO ACTIONS FOR UNLAWFUL OR FORCIBLE DETAINER OR WITH RESPECT TO THE PREJUDGMENT REMEDY OF ATTACHMENT, ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR SUBSIDIARIES OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, SHALL BE HEARD AND RESOLVED BY A REFEREE UNDER THE PROVISIONS OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, SECTIONS 638 — 645.1, INCLUSIVE (AS SAME MAY BE AMENDED, OR ANY SUCCESSOR STATUTE(S) THERETO) (THE "REFEREE SECTIONS"). ANY FEE TO INITIATE THE JUDICIAL REFERENCE PROCEEDINGS AND ALL FEES CHARGED AND COSTS INCURRED BY THE REFEREE SHALL BE PAID BY THE PARTY INITIATING SUCH PROCEDURE (EXCEPT THAT IF A REPORTER IS REQUESTED BY EITHER PARTY, THEN A REPORTER SHALL BE PRESENT AT ALL PROCEEDINGS WHERE REQUESTED AND THE FEES

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OF SUCH REPORTER – EXCEPT FOR COPIES ORDERED BY THE OTHER PARTIES – SHALL BE BORNE BY THE PARTY REQUESTING THE REPORTER); PROVIDED HOWEVER, THAT ALLOCATION OF THE COSTS AND FEES, INCLUDING ANY INITIATION FEE, OF SUCH PROCEEDING SHALL BE ULTIMATELY DETERMINED IN ACCORDANCE WITH SECTION 29.21 ABOVE. THE VENUE OF THE PROCEEDINGS SHALL BE IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED. WITHIN TEN (10) DAYS OF RECEIPT BY ANY PARTY OF A WRITTEN REQUEST TO RESOLVE ANY DISPUTE OR CONTROVERSY PURSUANT TO THIS SECTION 29.22, THE PARTIES SHALL AGREE UPON A SINGLE REFEREE WHO SHALL TRY ALL ISSUES, WHETHER OF FACT OR LAW, AND REPORT A FINDING AND JUDGMENT ON SUCH ISSUES AS REQUIRED BY THE REFEREE SECTIONS. IF THE PARTIES ARE UNABLE TO AGREE UPON A REFEREE WITHIN SUCH TEN (10) DAY PERIOD, THEN ANY PARTY MAY THEREAFTER FILE A LAWSUIT IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR THE PURPOSE OF APPOINTMENT OF A REFEREE UNDER THE REFEREE SECTIONS. IF THE REFEREE IS APPOINTED BY THE COURT, THE REFEREE SHALL BE A NEUTRAL AND IMPARTIAL RETIRED JUDGE WITH SUBSTANTIAL EXPERIENCE IN THE RELEVANT MATTERS TO BE DETERMINED, FROM JAMS, THE AMERICAN ARBITRATION ASSOCIATION OR SIMILAR MEDIATION/ARBITRATION ENTITY. THE PROPOSED REFEREE MAY BE CHALLENGED BY ANY PARTY FOR ANY OF THE GROUNDS LISTED IN THE REFEREE SECTIONS. THE REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES OF FACT AND LAW AND REPORT HIS OR HER DECISION ON SUCH ISSUES, AND TO ISSUE ALL RECOGNIZED REMEDIES AVAILABLE AT LAW OR IN EQUITY FOR ANY CAUSE OF ACTION THAT IS BEFORE THE REFEREE, INCLUDING AN AWARD OF ATTORNEYS' FEES AND COSTS IN ACCORDANCE WITH THIS LEASE. THE REFEREE SHALL NOT, HOWEVER, HAVE THE POWER TO AWARD PUNITIVE DAMAGES, NOR ANY OTHER DAMAGES WHICH ARE NOT PERMITTED BY THE EXPRESS PROVISIONS OF THIS LEASE, AND THE PARTIES HEREBY WAIVE ANY RIGHT TO RECOVER ANY SUCH DAMAGES. THE PARTIES SHALL BE ENTITLED TO CONDUCT ALL DISCOVERY AS PROVIDED IN THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE REFEREE SHALL OVERSEE DISCOVERY AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE, WITH RIGHTS TO REGULATE DISCOVERY AND TO ISSUE AND ENFORCE SUBPOENAS, PROTECTIVE ORDERS AND OTHER LIMITATIONS ON DISCOVERY AVAILABLE UNDER CALIFORNIA LAW. THE REFERENCE PROCEEDING SHALL BE CONDUCTED IN ACCORDANCE WITH CALIFORNIA LAW (INCLUDING THE RULES OF EVIDENCE), AND IN ALL REGARDS, THE REFEREE SHALL FOLLOW CALIFORNIA LAW APPLICABLE AT THE TIME OF THE REFERENCE PROCEEDING. THE PARTIES SHALL PROMPTLY AND DILIGENTLY COOPERATE WITH ONE ANOTHER AND THE REFEREE, AND SHALL PERFORM SUCH ACTS AS MAY BE NECESSARY TO OBTAIN A PROMPT AND EXPEDITIOUS RESOLUTION OF THE DISPUTE OR CONTROVERSY IN ACCORDANCE WITH THE TERMS OF THIS SECTION 29.22. IN THIS REGARD, THE PARTIES AGREE THAT THE PARTIES AND THE REFEREE SHALL USE BEST EFFORTS TO ENSURE THAT (A) DISCOVERY BE CONDUCTED FOR A PERIOD NO LONGER THAN SIX (6) MONTHS FROM THE DATE THE REFEREE IS APPOINTED, EXCLUDING MOTIONS REGARDING DISCOVERY, AND (B) A TRIAL DATE BE SET WITHIN NINE (9) MONTHS OF THE DATE THE REFEREE IS APPOINTED. IN ACCORDANCE WITH SECTION 644 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE DECISION OF THE REFEREE UPON THE WHOLE ISSUE MUST STAND AS THE DECISION OF THE COURT, AND UPON THE FILING OF THE STATEMENT OF DECISION WITH THE CLERK OF THE COURT, OR WITH THE JUDGE IF THERE IS NO CLERK, JUDGMENT MAY BE ENTERED THEREON IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. ANY DECISION OF THE REFEREE AND/OR JUDGMENT OR OTHER ORDER ENTERED THEREON SHALL BE APPEALABLE TO THE SAME EXTENT AND IN THE SAME MANNER THAT SUCH DECISION, JUDGMENT, OR ORDER WOULD BE APPEALABLE IF RENDERED BY A JUDGE OF THE SUPERIOR COURT IN WHICH VENUE IS PROPER HEREUNDER. THE REFEREE SHALL IN HIS/HER STATEMENT OF DECISION SET FORTH HIS/HER FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE IN ACCORDANCE WITH THE CODE OF CIVIL PROCEDURE. NOTHING IN THIS SECTION 29.22 SHALL PREJUDICE THE RIGHT OF ANY PARTY TO OBTAIN PROVISIONAL RELIEF OR OTHER EQUITABLE REMEDIES FROM A COURT OF COMPETENT JURISDICTION AS SHALL OTHERWISE BE AVAILABLE UNDER THE CODE OF CIVIL PROCEDURE AND/OR APPLICABLE COURT RULES.

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29.23Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. The terms of this Section 29.24 shall survive the expiration or earlier termination of the Lease Term.

29.25Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26Project or Building Name, Address and Signage. Landlord shall have the right at any time to change the name and/or address of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.28Intentionally Omitted.

29.29Development of the Project.

29.29.1Subdivision. Landlord reserves the right to subdivide all or a portion of the buildings and Common Areas, so long as the same does not interfere with Tenant's use of or access to the Premises or Tenant's parking rights. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from a subdivision and any all maps in connection therewith, so long as the same does not interfere with Tenant's use of or access to the Premises or Tenant's parking rights. Notwithstanding anything to the contrary set forth in this Lease, the separate ownership of any buildings and/or Common Areas by an entity other than Landlord shall not affect the calculation of Direct Expenses or Tenant's payment of Tenant's Share of Direct Expenses.

29.29.2Construction of Property and Other Improvements. Tenant acknowledges that portions of the Project may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction, so long as the same does not interfere with Tenant's use of or access to the Premises or Tenant's parking rights. Landlord shall use commercially reasonable efforts to minimize and mitigate noise and vibrations in connection with any such construction.

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29.30    No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from Tenant's breach of this warranty and representation.

29.31    Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project and/or the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

29.32    Signatures. The parties hereto consent and agree that this Lease may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Lease using electronic signature technology, by clicking “SIGN”, such party is signing this Lease electronically, and (2) the electronic signatures appearing on this Lease shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

29.33    Roof Rights. Tenant shall have the right to use the roof of the Building (the "Roof") for the purpose of installing and servicing twenty-four (24) hours per day, seven (7) days per week, satellite or wireless communications, telecommunication and fiber optic lines, supplemental HVAC, or other equipment or infrastructure supporting Tenant’s operations, free of charge for the Lease Term (including any extension thereof) (collectively, the "Rooftop Equipment"). Tenant shall be permitted to use the Roof to install, operate and service the Rooftop Equipment for Tenant's own use, subject to the terms of this Section 29.33. Before making any installation of the Rooftop Equipment or commencing any work related to the Rooftop Equipment, Tenant shall (i) provide Landlord and Tenant with Tenant’s plans and specifications for any such installation, and (ii) obtain Landlord and Tenant’s prior written consent to such installation, such consent not to be unreasonably withheld, conditioned or delayed. Landlord hereby consents to any Rooftop Equipment installed by Tenant during Tenant’s occupancy of the Premises under the Sublease. Tenant shall install all Rooftop Equipment at the sole cost, expense, and shall do so in a good, workmanlike manner and in compliance with all Applicable Laws and the terms of this Lease. Tenant, at its sole cost and expense, shall obtain any permits, licenses, variances, or other governmental approvals required with respect to the installation or operation of the Rooftop Equipment to be installed by Tenant or to the operations to be performed by Tenant. Tenant shall deliver copies thereof to Landlord prior to commencing any installations or alterations. Tenant shall ensure that any contractors or subcontractors performing work with respect to the Rooftop Equipment shall carry policies of insurance in types and amounts reasonably acceptable to Landlord, with carriers licensed in the State of California, and that such policies shall name Landlord and Tenant as additional insureds. Tenant’s indemnity obligations pursuant to Article 10 shall apply to any damages caused by the Rooftop Equipment. Landlord makes no representation or warranty that any location available for installation of the Rooftop Equipment will be sufficient for Tenant’s purposes, and Landlord will not be responsible for any interference with the signal to such Rooftop Equipment.

29.34    Waiver of Claims. As a material inducement to Landlord to enter into this Lease, Tenant hereby releases Landlord from, and hereby waives, any and all losses, costs, damages, expenses, liabilities, claims and causes of action (collectively, the "Released Claims") arising from or related to Tenant's inability or limitation to conduct operations from the Premises as a result of any "shelter in place" orders or similar governmental directives, including, without limitation, any claims for, and/or rights of, termination of this Lease and/or abatement, offset and/or deferral of Rent under this Lease, at law and/or in equity related to the inability of Tenant to conduct operations from the Premises as a result of any "shelter in place" orders or similar governmental directives related thereto. With respect to the Released Claims, Tenant acknowledges that Tenant has either been advised by legal counsel or has made itself familiar with the provisions of California Civil Code section 1542, which provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE

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MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. Tenant, being aware of the foregoing code section, hereby expressly waives any rights Tenant may have thereunder, as well as under any other statutes or common-law principles of similar effect, pertaining to the Released Claims.
IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD: HCP BTC, LLC, a Delaware limited liability company By: /s/ Scott R. Bohn Name: Scott R. Bohn Title: Executive Vice President	TENANT: NGM BIOPHARMACEUTICALS, INC., a Delaware corporation By: /s/ Siobhan Nolan Mangini Name: Siobhan Nolan Mangini Title: CFO

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EXHIBIT A
BRITANNIA OYSTER POINT
OUTLINE OF PREMISES

5
6
7
8
9
10
11
12
N
N.6
P.2
P.4
R
R.2
R.8
T
T.4
T.6
U

FLOOR 1

5
6
7
8
9
10
11
12
N
N.6
P.2
P.4
R
R.2
R.8
T
T.4
T.6
U

FLOOR 2

5
6
7
8
9
10
11
12
N
N.6
P.2
P.4
R
R.2
R.8
T
T.4
T.6
U

FLOOR 3

5
6
7
8
9
10
11
12
N
N.6
P.2
P.4
R
R.2
R.8
T
T.4
T.6
U

FLOOR 4

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EXHIBIT A-1
BRITANNIA OYSTER POINT
PROJECT SITE PLAN

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EXHIBIT B
BRITANNIA OYSTER POINT
TENANT WORK LETTER
This Tenant Work Letter shall set forth the terms and conditions relating to the initial improvement of the Premises for Tenant following the date of this Lease. This Tenant Work Letter is essentially organized chronologically and addresses the issues of construction, in sequence, as such issues will arise during construction in the Premises.
SECTION 1

POSSESSION OF THE PREMISES
Tenant acknowledges that Tenant has been in occupancy of the Premises pursuant to the Sublease, and Tenant shall continue to accept the Premises in its presently existing, "as-is" condition. Except for the payment of the Tenant Improvement Allowance as provided in Section 2, below and performance of the Landlord Work as provided in this Section 1 below, Landlord shall have no obligation to make or pay for any improvements to the Premises.
Notwithstanding anything set forth in this Tenant Work Letter to the contrary, Landlord shall, at Landlord's sole cost and expense (not to be deducted from the Tenant Improvement Allowance) and utilizing Landlord’s Building standard methods, materials, components and finishes, perform any work necessary to cause the elevator and boiler serving the Premises to be in good working order ("Landlord's Work"). Landlord shall use commercially reasonable efforts to perform such Landlord Work following the execution of this Lease and prior to the Lease Commencement Date, but agrees that Landlord shall perform such Landlord Work on or before the date that is six (6) months following the Lease Commencement Date. Tenant hereby acknowledges that Landlord shall be permitted to perform the Landlord’s Work concurrently with Tenant’s construction of the Tenant Improvements and Landlord and Tenant shall cooperate (and shall cause their respective contractors, subcontractors and agents to cooperate) with each other in good faith in order that the work being performed by each party may be completed without material interference with the completion of the work being completed by the other party and without increase in cost to the other party.
SECTION 2

TENANT IMPROVEMENTS
2.1    Tenant Improvement Allowance. Commencing on the Effective Date, Tenant shall be entitled to use the "Tenant Improvement Allowance", as defined in Section 5 of the Summary to this Lease, for the costs relating to the initial design and construction of Tenant's improvements, which are permanently affixed to the Premises or which are "Tenant Improvement Allowance Items," as that term is defined in Section 2.2.1, below (collectively, the "Tenant Improvements"). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter or otherwise in connection with Tenant's construction of the Tenant Improvements or any Tenant Improvement Allowance Items, as defined below, in a total amount which exceeds the sum of the Tenant Improvement Allowance. All Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property under the terms of the Lease; provided, however, Landlord may, by written notice to Tenant given concurrently with Landlord's approval of the "Final Working Drawings", as that term is defined in Section 3.3, below, require Tenant, prior to the end of the Lease Term, or given following any earlier termination of this Lease, at Tenant's expense, to remove any Tenant Improvements which are deemed Specialty Improvements and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a Building standard general office condition. Any portion of the Tenant Improvement Allowance that is not disbursed or allocated for disbursement by December 31, 2024, shall revert to Landlord and Tenant shall have no further rights with respect thereto.
2.2    Disbursement of the Tenant Improvement Allowance.
2.2.1    Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance and Additional Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the "Tenant Improvement Allowance Items"):

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2.2.1.1    Payment of all reasonable fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work Letter, project management fees, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.2 of this Tenant Work Letter;
2.2.1.2    The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;
2.2.1.3    The payment for all demolition and removal of existing improvements in the Premises;
2.2.1.4    The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, costs incurred for removal of existing furniture, fixtures or equipment in the Premises, hoisting and trash removal costs, costs to purchase and install in the Premises equipment customarily incorporated into laboratory improvements or laboratory utility systems, including, without limitation, UPS, DI Systems, boilers, air compressors, glass/cage washers and autoclaves, painting, and contractors' fees and general conditions and electric car chargers for the Tenant EV Spaces, as further set forth in Article 28 of this Lease;
2.2.1.5    The cost of any changes in the Base Building when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;
2.2.1.6    The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the "Code");
2.2.1.7    Sales and use taxes;
2.2.1.8    Subject to Section 2.2, above, all other reasonable, actual out-of-pocket costs expended by Landlord in connection with the construction of the Tenant Improvements, including, without limitation, costs expended by Landlord pursuant to Section 4.1.1 of this Tenant Work Letter, below.
2.2.2    Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance and Additional Improvement Allowance, if applicable, for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.
2.2.2.1    Monthly Disbursements. On or before the fifth (5th) day of each calendar month, during the design and construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for reimbursement of amounts paid to the "Contractor," as that term is defined in Section 4.1.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of "Tenant's Agents," as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials for the Premises; (iii) executed mechanic's lien releases, as applicable, from all of Tenant's Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Sections 8132, 8134, 8136 and 8138; and (iv) all other information reasonably requested by Landlord. Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. Within forty-five (45) days thereafter, Landlord shall deliver a check to Tenant made payable to Tenant in payment of the lesser of: (A) the amounts so requested by Tenant as set forth in this Section 2.2.3.1, above (or, subject to the terms of Section 4.2.1, below, a percentage thereof), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance and Additional Improvement Allowance, if applicable, provided that Landlord does not dispute any request for payment based on non-compliance of any work with the "Approved Working Drawings," as that term is defined in Section 3.5 below, or due to any substandard work. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.
2.2.2.2    Final Deliveries. Following the completion of construction of the Tenant Improvements, Tenant shall deliver to Landlord properly executed final mechanic's lien releases in compliance with both California Civil Code Section 8134 and either Section 8136 or Section 8138 from all of Tenant's Agents, and a certificate certifying that the construction of the Tenant Improvements in the Premises has been substantially completed. Tenant shall record a valid Notice of Completion in accordance with the requirements of Section 4.3 of this Tenant Work Letter.

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2.2.2.3    Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance and Additional Improvement Allowance, if applicable, to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance and Additional Improvement Allowance have been made available shall be deemed Landlord's property under the terms of this Lease.
2.4    Building Standards. The quality of Tenant Improvements shall be in keeping with the existing improvements in the Premises.
SECTION 3

CONSTRUCTION DRAWINGS
3.1    Selection of Architect. Tenant shall retain an architect/space planner (the "Architect") approved in advance by Landlord (which approval shall not be unreasonably withheld) to prepare the Final Space Plan and Final Working Drawings as provided in Section 3.2 and 3.3, below. Tenant shall retain the engineering consultants or design/build subcontractors designated by Tenant and reasonably approved in advance by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, which work is not part of the Base Building. All such plans and drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord's reasonable approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of any plans or drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.
3.2    Final Space Plan. Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced. The final space plan (the "Final Space Plan") shall include a layout and designation of all offices, labs, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.
3.3    Final Working Drawings. After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, Title 24 calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the "Final Working Drawings" (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is sufficiently complete to allow all of Tenant's Agents to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval, which shall not be unreasonably withheld, conditioned, or delayed. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within ten (10) business days after Landlord's receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Working Drawings to be revised in accordance with such review and any disapproval of Landlord in connection therewith.
3.5    Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the "Approved Working Drawings") prior to the commencement of construction of the Premises by Tenant. Concurrently with Tenant's delivery of the Final Working Drawings to Landlord for Landlord's approval, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned, or delayed.

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SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS
4.1    Tenant's Selection of Contractors.
4.1.1    The Contractor; Landlord's Project Manager. Tenant shall retain a licensed general contractor, approved in advance by Landlord, to construct the Tenant Improvements ("Contractor"). Landlord's approval of the Contractor shall not be unreasonably withheld. Landlord shall retain Project Management Advisors, Inc. ("PMA") as a third-party project manager for construction oversight of the Tenant Improvements on behalf of Landlord, and Tenant shall pay a fee to Landlord with respect to the PMA services equal to $1.83 per rentable square foot of the Premises.
4.1.2    Tenant's Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "Tenant's Agents"). The subcontractors used by Tenant, but not any laborers, materialmen, and suppliers, must be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed; provided, however, Landlord may nevertheless designate and require the use of particular mechanical, engineering, plumbing, fire life-safety and other Base Building subcontractors. If Landlord does not approve any of Tenant's proposed subcontractors, Tenant shall submit other proposed subcontractors for Landlord's written approval.
4.2    Construction of Tenant Improvements by Tenant's Agents.
4.2.1    Construction Contract; Cost Budget. Tenant shall engage the Contractor under a commercially reasonable and customary construction contract (collectively, the "Contract"). Prior to the commencement of the construction of any Phase of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of the relevant Phase of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the estimated total costs of the work of the relevant Phase of the Tenant Improvements (each, a "Final Budget"). Any costs of design and construction of the Tenant Improvements in excess of the Tenant Improvement Allowance shall be paid by Tenant out of its own funds once the Tenant Improvement Allowance is exhausted, but Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1(i), (ii), (iii) and (iv) of this Tenant Work Letter, above, for Landlord's approval, prior to Tenant paying such costs.
4.2.2    Tenant's Agents.
4.2.2.1    Compliance with Drawings and Schedule. Tenant's and Tenant's Agent's construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; and (ii) Tenant's Agents shall submit schedules of all work relating to the Tenant's Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule.
4.2.2.2    Indemnity. Tenant's indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises. The foregoing indemnity shall not apply to claims caused by the gross negligence or willful misconduct of Landlord, its member partners, shareholders, officers, directors, agents, employees, and/or contractors.
4.2.2.2    Requirements of Tenant's Agents. Each of Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of substantial completion of the work under the Contract ("Substantial Completion"). Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after Substantial Completion. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

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4.2.2.4    Insurance Requirements.

4.2.2.4.1    General Coverages. All of Tenant's Agents shall carry the following insurance with insurers having a minimum A.M. best rating of A- VIII or better (i) worker's compensation insurance covering all of Tenant's Agents' respective employees with a waiver of subrogation in favor of Landlord and the property manager, (ii) general liability insurance with a limit of not less than $1,000,000 per occurrence and $2,000,000 general aggregate, including products/completed operations and contractual coverage, and shall name Landlord, its subsidiaries and affiliates, its property manager (if any) and any other party the Landlord so specifies, as an additional insured or loss payee, as applicable, including Landlord's managing agent, if any, and (ii) if the cost of such Tenant Improvements exceeds $100,000 in the aggregate, then Builders Risk insurance covering the construction of the Tenant Improvements, and such policy shall include Landlord as an additional insured.

4.2.2.4.2    Intentionally Omitted.

4.2.2.4.3    General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Expansion Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will endeavor to give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Expansion Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Expansion Tenant Improvements are fully completed, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter.

4.2.2    Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) all state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.

4.2.4    Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord reasonably disapprove any portion of the Tenant Improvements, on the grounds that the construction is defective or fails to comply with the Approved Working Drawings, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any such defects or deviations shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists that might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may, take such action as Landlord reasonably deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's reasonable satisfaction.

4858-2391-6319.5 371310.00013/7-7-22/gjn/gjn	EXHIBIT B -5-	[Britannia Oyster Point] [NGM Biopharmaceuticals, Inc.]

4.2.5    Meetings. Commencing upon the execution of this Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor's current request for payment.

4.3    Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a valid Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (x) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (y) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (z) to deliver to Landlord two (2) sets of copies of such record set of drawings (hard copy and CAD files) within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises. Within fifteen (15) days after request by Tenant following the Substantial Completion of the Tenant Improvements, Landlord will acknowledge its approval of the Tenant Improvements (provided that such approval has been granted) by placing its signature on a Contractor’s Certificate of Substantial Completion fully executed by the Architect, Contractor and Tenant.  Landlord’s approval shall not create any contingent liabilities for Landlord with respect to any latent quality, design, Code compliance or other like matters that may arise subsequent to Landlord’s approval.

SECTION 5

MISCELLANEOUS

5.1    Tenant's Entry Into the Premises Prior to Substantial Completion. Provided that Tenant and its agents do not interfere with Contractor's work in the Building and the Premises, Contractor shall allow Tenant access to the Premises prior to the Substantial Completion of the Premises for the purpose of Tenant installing over-standard equipment or fixtures (including Tenant's data and telephone equipment) in the Premises. Prior to Tenant's entry into the Premises as permitted by the terms of this Section 5.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant's entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant's actions pursuant to this Section 5.1

5.2    Tenant's Representative. Tenant has designated Derrick Dickens as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who shall each have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.3    Landlord's Representative. Landlord has designated Bernie Baker with PMA, as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.4    Time is of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

4858-2391-6319.5 371310.00013/7-7-22/gjn/gjn	EXHIBIT B -6-	[Britannia Oyster Point] [NGM Biopharmaceuticals, Inc.]

5.5    Tenant's Lease Default. Notwithstanding any provision to the contrary contained in the Lease or this Tenant Work Letter, upon any Event of Default by Tenant under the Lease or this Tenant Work Letter (including, without limitation, any failure by Tenant to fund any portion of the Over-Allowance Amount) occurs at any time on or before the substantial completion of the Tenant Improvements and such default remains uncured ten (10) days following Landlord's written notice of such default to Tenant, then in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may, without any liability whatsoever, cause the cessation of construction of the Tenant Improvements and cessation of any work required to be performed by Landlord pursuant to this Tenant Work Letter (in which case, Tenant shall be responsible for any delay and any costs occasioned thereby).

4858-2391-6319.5 371310.00013/7-7-22/gjn/gjn	EXHIBIT B -7-	[Britannia Oyster Point] [NGM Biopharmaceuticals, Inc.]

EXHIBIT C
BRITANNIA OYSTER POINT
NOTICE OF LEASE TERM DATES
To:    _______________________
_______________________
_______________________
_______________________
Re:    Lease dated ____________, 20__ between ____________________, a _____________________ ("Landlord"), and _______________________, a _______________________ ("Tenant") concerning Suite ______ on floor(s) __________ of the building located at ___________________________, California.
Gentlemen:
In accordance with the Lease (the "Lease"), we wish to advise you and/or confirm as follows:
1.    The Lease Term shall commence on or has commenced on _____________ for a term of _______________ ending on _______________.
2.    Rent commenced to accrue on ____________, in the amount of ____________.
3.    If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.
4.    Your rent checks should be made payable to __________ at ______________.
5.    The exact number of rentable/usable square feet within the Premises is _________ square feet.
6.    Tenant's Share as adjusted based upon the exact number of usable square feet within the Premises is ____________%.

"Landlord":
,
a
By:
Its:

4858-2391-6319.5 371310.00013/7-7-22/gjn/gjn	EXHIBIT C -1-	[Britannia Oyster Point] [NGM Biopharmaceuticals, Inc.]

Agreed to and Accepted as of ____________, 20___. "Tenant":

a

By:
Its:

4858-2391-6319.5 371310.00013/7-7-22/gjn/gjn	EXHIBIT C -2-	[Britannia Oyster Point] [NGM Biopharmaceuticals, Inc.]

EXHIBIT D
BRITANNIA OYSTER POINT
FORM OF TENANT'S ESTOPPEL CERTIFICATE
The undersigned as Tenant under that certain Lease (the "Lease") made and entered into as of ___________, 20___ by and between _______________ as Landlord, and the undersigned as Tenant, for Premises consisting of the entire office building located at ______________________________, California, certifies as follows:
1.    Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.
2.    The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on __________, and the Lease Term expires on ___________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.
3.    Base Rent became payable on ____________.
4.    The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.
5.    Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6.    Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord's mortgagee.
7.    All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ___________. The current monthly installment of Base Rent is $_____________________.
8.    All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder. The Lease does not require Landlord to provide any rental concessions or to pay any leasing brokerage commissions.
9.    No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease. Neither Landlord, nor its successors or assigns, shall in any event be liable or responsible for, or with respect to, the retention, application and/or return to Tenant of any security deposit paid to any prior landlord of the Premises, whether or not still held by any such prior landlord, unless and until the party from whom the security deposit is being sought, whether it be a lender, or any of its successors or assigns, has actually received for its own account, as landlord, the full amount of such security deposit.
10.    As of the date hereof, there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

4858-2391-6319.5 371310.00013/7-7-22/gjn/gjn	EXHIBIT D -1-	[Britannia Oyster Point] [NGM Biopharmaceuticals, Inc.]

11.    If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.
12.    There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.
13.    Tenant is in full compliance with all federal, state and local laws, ordinances, rules and regulations affecting its use of the Premises, including, but not limited to, those laws, ordinances, rules or regulations relating to hazardous or toxic materials. Tenant has never permitted or suffered, nor does Tenant have any knowledge of, the generation, manufacture, treatment, use, storage, disposal or discharge of any hazardous, toxic or dangerous waste, substance or material in, on, under or about the Project or the Premises or any adjacent premises or property in violation of any federal, state or local law, ordinance, rule or regulation.
14.    To the undersigned's knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full. All work (if any) in the common areas required by the Lease to be completed by Landlord has been completed and all parking spaces required by the Lease have been furnished and/or all parking ratios required by the Lease have been met.
The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.
Executed at ______________ on the ____ day of ___________, 200_.

"Tenant":

a

By:
Its:

By:
Its:

4858-2391-6319.5 371310.00013/7-7-22/gjn/gjn	EXHIBIT D -2-	[Britannia Oyster Point] [NGM Biopharmaceuticals, Inc.]

EXHIBIT E
BRITANNIA OYSTER POINT
ENVIRONMENTAL QUESTIONNAIRE
ENVIRONMENTAL QUESTIONNAIRE
FOR COMMERCIAL AND INDUSTRIAL PROPERTIES
Tenant Name:
Lease Address:
Lease Type (check correct box – right click to properties):     ☐ Primary Lease/Lessee
☐ Sublease from:

Instructions: The following questionnaire is to be completed by the Lessee representative with knowledge of the planned operations for the specified building/location. Please print clearly and attach additional sheets as necessary.

1.0    PROCESS INFORMATION

Describe planned site use, including a brief description of manufacturing processes and/or pilot plants planned for this site, if any.

2.0    HAZARDOUS MATERIALS – OTHER THAN WASTE

Will (or are) non-waste hazardous materials be/being used or stored at this site? If so, continue with the next question. If not, go to Section 3.0.
2.1    Are any of the following materials handled on the Property? ☐ Yes ☐ No
[A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.] If YES, check (right click to properties) the applicable correct Fire Code hazard categories below.

☐	Combustible dusts/fibers	☐	Explosives	☐	Flammable liquids
☐	Combustible liquids (e.g., oils)	☐	Compressed gas - inert	☐	Flammable solids/pyrophorics
☐	Cryogenic liquids - inert	☐	Compressed gas - flammable/pyrophoric	☐	Organic peroxides
☐	Cryogenic liquids - flammable	☐	Compressed gas - oxidizing	☐	Oxidizers - solid or liquid
☐	Cryogenic liquids - oxidizing	☐	Compressed gas - toxic	☐	Reactives - unstable or water reactive
☐	Corrosives - solid or liquid	☐	Compressed gas - corrosive	☐	Toxics - solid or liquid

2-2.    For all materials checked in Section 2.1 above, please list the specific material(s), use(s), and quantities of each used or stored on the site in the table below; or attach a separate inventory. NOTE: If proprietary, the constituents need not be named but the hazard information and volumes are required.

4858-2391-6319.5 371310.00013/7-7-22/gjn/gjn	EXHIBIT E -1-	[Britannia Oyster Point] [NGM Biopharmaceuticals, Inc.]

Material/ Chemical	Physical State (Solid, Liquid, or Gas)	Container Size	Number of Containers Used & Stored	Total Quantity	Units (pounds for solids, gallons or liters for liquids, & cubic feet for gases)

2-3.    Describe the planned storage area location(s) for the materials in Section 2-2 above. Include site maps and drawings as appropriate.

2-4.    Other hazardous materials. Check below (right click to properties) if applicable. NOTE: If either of the latter two are checked (BSL-3 and/or radioisotope/radiation), be advised that not all lease locations/cities

4858-2391-6319.5 371310.00013/7-7-22/gjn/gjn	EXHIBIT E -2-	[Britannia Oyster Point] [NGM Biopharmaceuticals, Inc.]

or lease agreements allow these hazards; and if either of these hazards are planned, additional information will be required with copies of oversight agency authorizations/licenses as they become available.

☐	Risk Group 2/Biosafety Level-2 Biohazards	☐	Risk Group 3/Biosafety Level-3 Biohazards	☐	Radioisotopes/Radiation
3.0    HAZARDOUS WASTE (i.e., REGULATED CHEMICAL WASTE)
Are (or will) hazardous wastes (be) generated? ☐ Yes ☐ No
If YES, continue with the next question. If not, skip this section and go to section 4.0.

3.1    Are or will any of the following hazardous (CHEMICAL) wastes generated, handled, or disposed of (where applicable and allowed) on the property?

☐	Liquids	☐	Process sludges	☐	PCBs
☐	Solids	☐	Metals	☐	wastewater

3-2.    List and estimate the quantities of hazardous waste identified in Question 3-1 above.

HAZRDOUS (CHEMICAL) WASTE GENERATED	SOURCE	WASTE TYPE		APPROX. MONTHLY QUANTITY with units	DISPOSITION [e.g., off-site landfill, incineration, fuel blending scrap metal; wastewater neutralization (onsite or off-site)]
		RCRA listed (federal)	Non-RCRA (Calif-ornia ONLY or recycle)
		☐	☐
		☐	☐
		☐	☐
		☐	☐
		☐	☐
3-3.    Waste characterization by: Process knowledge ☐ EPA lab analysis ☐ Both ☐
3-4.     Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility if applicable. Attach separate pages as necessary. If not yet known, write “TBD.”

Hazardous Waste Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

3-5.    Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment? NOTE: This does NOT mean fume hoods; examples include air scrubbers, cyclones, carbon or HEPA filters at building exhaust fans, sedimentation tanks, pH neutralization systems for wastewater, etc.
    ☐ Yes ☐ No
If YES, please list/describe:

4858-2391-6319.5 371310.00013/7-7-22/gjn/gjn	EXHIBIT E -3-	[Britannia Oyster Point] [NGM Biopharmaceuticals, Inc.]

4.0    OTHER REGULATED WASTE (i.e., REGULATED BIOLOGICAL WASTE, referred to as “Medical Waste” in California)
4-1.    Will (or do) you generate medical waste? ☐ Yes ☐ No If NO, skip to Section 5.0.
4-2.    Check the types of waste that will be generated, all of which fall under the California Medical Waste Act:

☐	Contaminated sharps (i.e., if contaminated with ≥ Risk Group 2 materials)	☐	Animal carcasses	☐	Pathology waste known or suspected to be contaminated with ≥ Risk Group 2 pathogens)
☐	Red bag biohazardous waste (i.e., with ≥ Risk Group 2 materials) for autoclaving	☐	Human or non-human primate blood, tissues, etc. (e.g., clinical specimens)	☐	Trace Chemotherapeutic Waste and/or Pharmaceutical waste NOT otherwise regulated as RCRA chemical waste
4-3.     What vendor will be used for off-site autoclaving and/or incineration?

4-5.    Do you have a Medical Waste Permit for this site? ☐ Yes ☐ No, not required.
☐ No, but an application will be submitted.
5.0    UNDERGROUND STORAGE TANKS (USTS) & ABOVEGROUND STORAGE TANKS (ASTS)
5-1.    Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)? ☐ Yes ☐ No
NOTE: If you will have your own diesel emergency power generator, then you will have at least one AST! [NOTE: If a backup generator services multiple tenants, then the landlord usually handles the permits.]
If NO, skip to section 6.0. If YES, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures. Please attach additional pages if necessary.

UST or AST	Capacity (gallons)	Contents	Year Installed	Type (Steel, Fiberglass, etc.)	Associated Leak Detection / Spill Prevention Measures*

*NOTE: The following are examples of leak detection / spill prevention measures: integrity testing, inventory reconciliation, leak detection system, overfill spill protection, secondary containment, cathodic protection.
5-2.    Please provide copies of written tank integrity test results and/or monitoring documentation, if available.
5-3.    Is the UST/AST registered and permitted with the appropriate regulatory agencies? ☐ Yes ☐ No, not yet
If YES, please attach a copy of the required permit(s). See Section 7-1 for the oversight agencies that issue permits, with the exception of those for diesel emergency power generators which are permitted by the local Air Quality District (Bay Area Air Quality Management District = BAAQMD; or San Diego Air Pollution Control District = San Diego APCD).
5-4.    If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

4858-2391-6319.5 371310.00013/7-7-22/gjn/gjn	EXHIBIT E -4-	[Britannia Oyster Point] [NGM Biopharmaceuticals, Inc.]

5-5.    If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the Property?
☐ Yes ☐ No
If YES, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).
5-6.        For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes?
☐ Yes ☐ No
For new tenants, are installations of this type required for the planned operations? ☐ Yes ☐ No
If YES to either question in this section 5-6, please describe.

6.0    ASBESTOS CONTAINING BUILDING MATERIALS
Please be advised that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

7.0    OTHER REGULATORY PERMITS/REQUIREMENTS

7-1.        Does the operation have or require an industrial wastewater permit to discharge into the local National Pollutant Discharge Elimination System (NPDES)? [Example: This applies when wastewater from equipment cleaning is routed through a pH neutralization system prior to discharge into the sanitary or lab sewer for certain pharmaceutical manufacturing wastewater; etc.] Permits are obtained from the regional sanitation district that is treating wastewater.
☐ Yes ☐ No ☐ No, but one will be prepared and submitted to the Landlord property management company.
If so, please attach a copy of this permit or provide it later when it has been prepared.
7-2.        Has a Hazardous Materials Business Plan (HMBP) been developed for the site and submitted via the State of California Electronic Reporting System (CERS)? [NOTE: The trigger limits for having to do this are ≥ 200 cubic feet if any one type of compressed gas (except for carbon dioxide and inert simple asphyxiant gases, which have a higher trigger limit of ≥ 1,000 cubic feet); ≥ 55 gallons if any one type of hazardous chemical liquid; and ≥500 pounds of any one type of hazardous chemical solid. So a full-size gas cylinder and a 260-liter of liquid nitrogen are triggers! Don’t forget the diesel fuel in a backup emergency generator if the diesel tank size is ≥ 55 gallons and it is permitted under the tenant (rather than under the landlord).] NOTE: Each local Certified Unified Program Agency (CUPA) in California governs the HMBP process so start there. Examples: the CUPA for cities in San Mateo County is the County Environmental Health Department; the CUPA for the City of Hayward, CA is the Hayward Fire Department; the CUPA for Mountain View is the Mountain View Fire Department; and, the CUPA for San Diego is the County of San Diego Hazardous Materials Division (HMD),
☐ Yes ☐ No, not required. ☐ No, but one will be prepared and submitted, and a copy will be provided to the landlord property management company.
If one has been completed, please attach a copy. Continue to provide updated versions as they are completed. This is a legal requirement in that State law requires that the owner/operator of a business located on leased or rented real property shall notify, in writing, the owner of the property that the business is subject to and is in compliance with the Hazardous Materials Business Plan requirements (Health and Safety Code Chapter 6.95 Section 25505.1).

4858-2391-6319.5 371310.00013/7-7-22/gjn/gjn	EXHIBIT E -5-	[Britannia Oyster Point] [NGM Biopharmaceuticals, Inc.]

7-3.    NOTE: Please be advised that if you are involved in any tenant improvements that require a construction permit, you will be asked to provide the local city with a Hazardous Materials Inventory Statement (HMIS) to ensure that your hazardous chemicals fall within the applicable Fire Code fire control area limits for the applicable construction occupancy of the particular building. The HMIS will include much of the information listed in Section 2-2. Neither the landlord nor the landlord’s property management company expressly warrants that the inventory provided in Section 2-2 will necessarily meet the applicable California Fire Code fire control area limits for building occupancy, especially in shared tenant occupancy situations. It is the responsibility of the tenant to ensure that a facility and site can legally handle the intended operations and hazardous materials desired/ needed for its operations, but the landlord is happy to assist in this determination when possible.
CERTIFICATION

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that Lessor will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:

Name:

Title:

Date:

Telephone:

4858-2391-6319.5 371310.00013/7-7-22/gjn/gjn	EXHIBIT E -6-	[Britannia Oyster Point] [NGM Biopharmaceuticals, Inc.]

EXHIBIT F
FORM OF LETTER OF CREDIT

L/C DRAFT LANGUAGE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER _____________

ISSUE DATE: ______________

ISSUING BANK:
SILICON VALLEY BANK
3003 TASMAN DRIVE
2ND FLOOR, MAIL SORT HF210
SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:
HCP BTC, LLC C/O HEATHPEAK PROPERTIES, INC.
5050 S SYRACUSE ST. #800
DENVER, CO 80237
ATTN: LEGAL DEPARTMENT

APPLICANT:
NGM BIOPHARMACEUTICALS, INC.
333 OYSTER POINT BOULEVARD
SOUTH SAN FRANCISCO, CA 94114

AMOUNT: US$2,454,917.20 (TWO MILLION FOUR HUNDRED FIFTY-FOUR THOUSAND NINE HUNDRED SEVENTEEN AND 20/100 U.S. DOLLARS)

EXPIRATION DATE: SVB WILL PUT A SPECIFIC DATE HERE THAT’S 1 YEAR FROM ISSUANCE

PLACE OF EXPIRATION: ISSUING BANK’S COUNTERS AT ITS ABOVE ADDRESS

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF _______ IN YOUR FAVOR FOR THE ACCOUNT OF NGM BIOPHARMACEUTICALS, INC.

UP TO THE AGGREGATE AMOUNT OF

US$2,454,917.20 (TWO MILLION FOUR HUNDRED FIFTY-FOUR THOUSAND NINE HUNDRED SEVENTEEN AND 20/100 U.S. DOLLARS) EFFECTIVE IMMEDIATELY AND EXPIRING ON ______________(Expiration Date) AVAILABLE BY YOUR DRAFT(S) DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT "A" ATTACHED HERETO ACCOMPANIED BY THE FOLLOWING DOCUMENT(S):

4858-2391-6319.5 371310.00013/7-7-22/gjn/gjn	EXHIBIT F -1-	[Britannia Oyster Point] [NGM Biopharmaceuticals, Inc.]

BENEFICIARY’S SIGNED AND DATED STATEMENT STATING ANY OF THE FOLLOWING:

"THE UNDERSIGNED HEREBY CERTIFIES THAT THE LANDLORD, EITHER (A) UNDER THE LEASE (DEFINED BELOW), OR (B) AS A RESULT OF THE TERMINATION OF SUCH LEASE, HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD ___________ IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFICE LEASE DATED [INSERT LEASE DATE], AS AMENDED (COLLECTIVELY, THE "LEASE").”

OR

"THE UNDERSIGNED HEREBY CERTIFIES THAT WE HAVE RECEIVED A WRITTEN NOTICE OF SILICON VALEY BANK'S ELECTION NOT TO EXTEND ITS STANDBY LETTER OF CREDIT NO. SVBSF_____ AND HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT WITHIN AT LEAST THIRTY (30) DAYS PRIOR TO THE PRESENT EXPIRATION DATE."

OR

"THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. SVBSF_____ AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [INSERT LEASE DATE], AS AMENDED (COLLECTIVELY, THE "LEASE"), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING. "

OR

"THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. SVBSF_____ AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [INSERT LEASE DATE], AS AMENDED (COLLECTIVELY, THE "LEASE"), WHICH FILING HAS NOT BEEN DISMISSED WITHIN THIRTY (30) DAYS."

OR

"THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. SVBSF_____ AS THE RESULT OF THE REJECTION, OR DEEMED REJECTION, OF THAT CERTAIN OFFICE LEASE DATED [INSERT LEASE DATE], AS AMENDED, UNDER SECTION 365 OF THE U.S. BANKRUPTCY CODE."

SPECIAL CONDITIONS:

PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS MAY BE MADE UNDER THIS STANDBY LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS STANDBY LETTER OF CREDIT.

ALL INFORMATION REQUIRED WHETHER INDICATED BY BLANKS, BRACKETS OR OTHERWISE, MUST BE COMPLETED AT THE TIME OF DRAWING.
ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS.

ALL BANKING CHARGES ARE FOR THE APPLICANT'S ACCOUNT.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS (OR ANY OTHER ADDRESS INDICATED BY YOU, IN A WRITTEN NOTICE TO US THE RECIEPT OF WHICH WE HAVE ACKNOWLEDGED, AS THE ADDRESS TO WHICH WE SHOULD SEND SUCH NOTICE) THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND MARCH 1, 2034.

4858-2391-6319.5 371310.00013/7-7-22/gjn/gjn	EXHIBIT F -2-	[Britannia Oyster Point] [NGM Biopharmaceuticals, Inc.]

THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND FOR THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT B DULY EXECUTED. APPLICANT SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. (PROVIDED THAT BENEFICIARY MAY, BUT SHALL NOT BE OBLIGATED TO, PAY SUCH FEES TO US ON BEHALF OF APPLICANT, AND SEEK REIMBURSEMENT THEREOF FROM APPLICANT) UNDER THIS LETTER OF CREDIT. IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE AND WHERE THE BENEFICIARY'S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT, THE TRANSFEREE'S NAME IS AUTOMATICALLY SUBSTITUTED THEREFOR.

WE HEREBY AGREE WITH YOU THAT IF DRAFTS ARE PRESENTED TO SILICON VALLEY BANK UNDER THIS LETTER OF CREDIT AT OR PRIOR TO 10:00 AM, ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS PRESENTED CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE NEXT SUCCEEDING BUSINESS DAY. IF DRAFTS ARE PRESENTED TO SILICON VALLEY BANK UNDER THIS LETTER OF CREDIT AFTER 10:00 AM, ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS CONFORM WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SECOND SUCCEEDING BUSINESS DAY. AS USED IN THIS LETTER OF CREDIT, "BUSINESS DAY" SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE. IF THE EXPIRATION DATE FOR THIS LETTER OF CREDIT SHALL EVER FALL ON A DAY WHICH IS NOT A BUSINESS DAY THEN SUCH EXPIRATION DATE SHALL AUTOMATICALLY BE EXTENDED TO THE DATE WHICH IS THE NEXT BUSINESS DAY.

PRESENTATION OF A DRAWING UNDER THIS LETTER OF CREDIT MAY BE MADE ON OR PRIOR TO THE THEN CURRENT EXPIRATION DATE HEREOF BY HAND DELIVERY, COURIER SERVICE, OVERNIGHT MAIL, AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT HF 210, SANTA CLARA, CA 95054, ATTENTION: GLOBAL TRADE FINANCE.

FACSIMILE PRESENTATIONS ARE ALSO PERMITTED. SHOULD BENEFICIARY WISH TO MAKE A PRESENTATION UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION IT NEED NOT TRANSMIT THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENTS, IF ANY. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT: (408) 496-2418 OR (408) 969-6510; AND UNDER CONTEMPORANEOUS TELEPHONE ADVICE TO: (408) 450-5001 OR (408) 654-7176, ATTENTION: GLOBAL TRADE FINANCE. ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.

WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN AND/OR DOCUMENTS PRESENTED UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO SILICON VALLEY BANK, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

IF THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT NO. SVBSF____ IS LOST, STOLEN OR DESTROYED, WE WILL ISSUE YOU A “CERTIFIED TRUE COPY” OF THIS STANDBY LETTER OF CREDIT NO. SVBSF____ UPON OUR RECEIPT OF YOUR INDEMNITY LETTER TO SILICON VALLEY BANK WHICH WILL BE SENT TO YOU UPON OUR RECEIPT OF YOUR WRITTEN REQUEST THAT THIS STANDBY LETTER OF CREDIT NO. SVBSF_____ IS LOST, STOLEN, OR DESTROYED.

4858-2391-6319.5 371310.00013/7-7-22/gjn/gjn	EXHIBIT F -3-	[Britannia Oyster Point] [NGM Biopharmaceuticals, Inc.]

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE "INTERNATIONAL STANDBY PRACTICES" (ISP 98) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 590).

IF YOU HAVE ANY QUESTIONS REGARDING THIS TRANSACTION, PLEASE CONTACT: EVELIO BARAIRO AT 408-654-3035, ALWAYS QUOTING OUR LETTER OF CREDIT NO.SVBSF_______.

(FOR BANK USE)	(FOR BANK USE)

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

4858-2391-6319.5 371310.00013/7-7-22/gjn/gjn	EXHIBIT F -4-	[Britannia Oyster Point] [NGM Biopharmaceuticals, Inc.]

EXHIBIT “A”

     DATE: _______________                    REF. NO. ___________________

    AT SIGHT OF THIS DRAFT

    PAY TO THE ORDER OF                  US$_________________

    USDOLLARS _____________________________________________________________________
        _________________________________________________________________________________

       DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY
       LETTER OF CREDIT NUMBER NO. _______________________ DATED ___________________

TO: SILICON VALLEY BANK 2ND FLOOR, MAIL SORT HF210 3003 TASMAN DRIVE SANTA CLARA, CA 95054 ATTENTION: GLOBAL TRADE FINANCE STANDBY LETTERS OF CREDIT	_______________________________ (BENEFICIARY'S NAME) _______________________________ Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.DATE: ISSUANCE DATE OF DRAFT.
2.REF. NO.: BENEFICIARY'S REFERENCE NUMBER, IF ANY.
3.PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C
4.US$: AMOUNT OF DRAWING IN FIGURES.
5.USDOLLARS: AMOUNT OF DRAWING IN WORDS.
6.LETTER OF CREDIT NUMBER: SILICON VALLEY BANK'S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.
7.DATED: ISSUANCE DATE OF THE STANDBY L/C.
8.BENEFICIARY'S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.
9.AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.
IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS DRAFT, PLEASE CALL OUR L/C PAYMENT SECTION AT 408-450-5001 OR 408-654-7176 OR 408-450-5411

4858-2391-6319.5 371310.00013/7-7-22/gjn/gjn	EXHIBIT F -5-	[Britannia Oyster Point] [NGM Biopharmaceuticals, Inc.]

EXHIBIT B

FORM OF TRANSFER

DATE: ____________________

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE	RE: IRREVOCABLE STANDBY LETTER OF CREDIT
	SANTA CLARA, CA 95054	NO. _____________ ISSUED BY
	ATTN: GLOBAL TRADE FINANCE	SILICON VALLEY BANK, SANTA CLARA
	STANDBY LETTERS OF CREDIT	L/C AMOUNT: ___________________
GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

_________________________________________________________________________________________
(NAME OF TRANSFEREE)

_________________________________________________________________________________________
(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO EITHER (1) ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER, OR (2) ISSUE A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

SINCERELY,

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(NAME AND TITLE)

4858-2391-6319.5 371310.00013/7-7-22/gjn/gjn	EXHIBIT F -6-	[Britannia Oyster Point] [NGM Biopharmaceuticals, Inc.]

EXHIBIT G
WARRANTY SYSTEMS

4858-2391-6319.5 371310.00013/7-7-22/gjn/gjn	EXHIBIT G -1-	[Britannia Oyster Point] [NGM Biopharmaceuticals, Inc.]

EXHIBIT H
RULES AND REGULATIONS

These Rules & Regulations, as amended from time-to-time by Landlord, shall govern all activities which take place at the Project. As used in these Rules & Regulations, the term “Tenant” includes any person or entity that leases space in the Project from Landlord and any person or entity that subleases spaced in the Project from another occupied by a particular Tenant under that Tenant’s Lease with Landlord or sublease from another Tenant. In the event of any conflict or ambiguity between these Rules & Regulations and the specific terms of the Lease, the specific terms of the Lease shall govern

1. All loading and unloading of goods shall be done only at such times, in such areas, and through such entrances as may be designated for such purposes from time-to-time by Landlord. Each Tenant shall load and unload goods only in the areas and through the entrances assigned to that Tenant by Landlord for that purpose. No Tenant shall in any way obstruct any other Tenant’s designated location for loading and unloading of goods nor otherwise impede or hinder any other Tenant’s ability to use its designated location for the loading and unloading of goods.

2. All garbage and refuse shall be kept in containers specified or approved by Landlord, shall be placed in the location or designation by Landlord and shall be prepared for collection in the manner and at the times and places required by the trash collection service for the Project. Tenant shall refrain from placing any of its garbage or refuse in receptacles assigned to any other Tenant or, on the ground in or around the trash enclosure. Each Tenant shall pay the cost of removal of its refuse or garbage. If Landlord shall designate a service for picking up refuse and garbage, each Tenant shall use the same at that Tenant’s cost. No Tenant shall place in any trash receptacle any material, which cannot be disposed of, in the ordinary practice of trash disposal. Trash receptacles in the Project are intended solely for the disposal of refuse or debris from the respective Tenant’s business activities conducted within its Premises and are not to be used for refuse or debris generated by a Tenant’s off-site activities.

3. No Tenant shall, without first obtaining the written consent of Landlord, (i) erect any antenna or dish, loudspeaker, recreational equipment, or other improvement, on the roof or exterior walls of the Premises or, on the grounds of the Project, or, (ii) make any penetration in the roof or exterior walls of the Premises. Any such work or improvement that is completed without first obtaining the written consent of the Landlord may be removed without notice at any time at the sole cost of the Tenant who completed the work or improvement.

4. No Tenant shall, without first obtaining the written consent of Landlord, use any loudspeaker, television, phonograph, radio, or other similar device in such a manner that the device may be heard or seen outside of the Premises. Each Tenant shall conduct its business in a quiet and orderly manner so as to not create unreasonable noise.

5. No Tenant shall, without first obtaining the written consent of Landlord, inscribe, display, print or affix any sign, placard, picture, advertisement, name or notice on or to any part of the Project or of the Premises if that sign, placard, picture, advertisement, name or notice would be visible from the outside of the Premises. All Tenants’ identification signs and lettering shall be completed in accordance with all applicable laws and restrictions. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of the respective Tenant by a person approved by the Landlord.

6. The sidewalks, driveways, passages, parking lots, exits and entrances in the Project shall not be obstructed by any Tenant or used by any Tenant for any purpose other than ingress and egress to and from the Project and parking adjacent to the Tenant’s Premises. No Tenant shall in any way impede, obstruct or restrict any other Tenant’s ingress or egress from that other Tenant’s Premises or related facilities. The sidewalks, driveways, passages, parking lots, exits and entrances of the Project are not for the use of the general public. Landlord retains the right to control and prevent access to such areas by any and all persons whose presence, in Landlord’s judgment, might be prejudicial to the safety, character, reputation, and interests of the Project and its Tenants. However, nothing contained within this paragraph shall be construed to prevent such access by any person with whom a Tenant normally deals in the ordinary course of the Tenant’s business, unless such person is engaged in illegal activities, is engaged in activities not permitted by the terms of the Tenant’s Lease with Landlord, or is creating a nuisance.

4858-2391-6319.5 371310.00013/7-7-22/gjn/gjn	EXHIBIT H -1-	[Britannia Oyster Point] [NGM Biopharmaceuticals, Inc.]

7. The outside areas immediately adjoining each Tenant’s Premises shall be kept unobstructed and clear and free from dirt and rubbish.

8. No Tenant shall park or permit the parking of any vehicle under its control or the control of any employee, invitee, contractor or agent of that Tenant in any parking area assigned by Landlord to another Tenant. The only vehicles allowed to be parked in the parking area are automobiles, motorcycles, motor-driven or non-motor-driven bicycles or trucks. All vehicles must be parked entirely within the painted stall lines of a single parking stall. Each Tenant shall be responsible for ensuring that its employees, invitees, contractors and agents observe all parking regulations as stated by Landlord from time-to-time. Vehicles parked in violation of the foregoing Rules shall be subject to removal by Landlord at the sole cost and expense of the vehicle owner.

9. Each Tenant shall be responsible for ensuring that its employees, invitees, contractors, and agents refrain from conducting any of the following activities in the common areas: auto detailing or cleaning, oil changes, glass repair or replacement, auto mechanical or maintenance work, and vehicle storage. The above does not include towing an inoperable vehicle from the site, flat tire repair, or emergency use of jumper cables.

10. The plumbing facilities in the Project shall not be used for any other purpose other than that for which they are constructed, and no foreign substances of any kind whatsoever shall be placed therein. Each Tenant shall bear the cost of any breakage, stoppage, or damage resulting from the violation of this Rule by that Tenant or by that Tenant’s employees, invitees, contractors, or agents.

11. Each Tenant shall use, at that Tenant’s cost, such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require.

12. No Tenant shall cause or permit any obnoxious or foul odors that disturb the public or other Tenants. If any such odors occur from time-to-time, the Tenant shall, upon written notice from Landlord, take immediate steps to remedy the problem and prevent a recurrence thereof.

13. The Premises shall not be used for the storage of merchandise by any Tenant or its employees, invitees, contractors or agents, except as such storage may be incidental to the use of the Premises authorized by the Lease between the Tenant and Landlord. In no event shall goods or materials of any kind be stored by a Tenant in any common areas of the Project or in any other location visible from the exterior of the Premises.

14. No portion of the Project shall be used for lodging, including (but not limited to) sleeping overnight in the Premises or sleeping in any vehicle parking in the parking area of the Project.

15. No Tenant, nor any Tenant’s agents, servants, employees, contractors, visitors, or licensees, shall at any time bring or keep any live animal in or about the Premises or the Project.

16. No Tenant, nor any Tenant’s agents, servants, employees, contractors, visitors or licensees, shall at any time bring or keep upon the Premises or in or about the Project any inflammable, combustible or explosive fluid, chemical, or substance, except such fluids, chemicals, or substances reasonably related to the use of the Premises expressly authorized in the Lease between that Tenant and Landlord, or required for use with that Tenant’s office and printing equipment. Any such fluids, chemicals, or substances shall be stored only in amounts that are reasonable for such approved use, and only in compliance with all applicable federal, state, and local laws, codes, ordinances, rules, and regulations.

17. Landlord will furnish each Tenant with two (2) keys to each door lock in such Tenant’s Premises free of charge. Landlord may make a reasonable charge for any additional keys made at the request of the Tenant. No Tenant shall, without prior written consent of Landlord, (i) place any additional lock, bolt, or mail slot upon any doors or windows of the Premises, nor (ii) make any change in the existing locks or mechanism of those locks. If Landlord gives its written consent to any change listed in the previous sentence, the Tenant shall furnish Landlord with a key for any such lock.

4858-2391-6319.5 371310.00013/7-7-22/gjn/gjn	EXHIBIT H -2-	[Britannia Oyster Point] [NGM Biopharmaceuticals, Inc.]

18. Each Tenant shall ensure that the doors of its Premises are closed and locked, that all water faucets, water apparatus, all equipment, lights and other utilities are shut off before the Tenant or its employees leave the Premises, so as to prevent waste or damage.

19. Employees, agents, and contractors of Landlord shall have no obligation to perform work for any Tenant or to do anything outside the scope of their regular duties for Landlord at the request of any Tenant, unless under specific written instructions from Landlord.

20. Each Tenant shall comply with all safety, fire protection, and evacuation procedures and regulations established by Landlord and any governmental agency. Each Tenant agrees that it shall comply with all fire and security regulations that may be issued from time-to-time by Landlord or by any such governmental agency, and each Tenant shall also provide Landlord with the name of a designated responsible employee to represent the Tenant in all matters pertaining to such fire or security regulations.

21. Each Tenant assumes all responsibility for protecting its Premises from theft, robbery, and pilferage, which responsibility includes keeping doors, and other means of entry to the Premises, closed and locked when the Premises are unattended.

22. Each Tenant shall comply with all federal, state, or local laws, rules, regulations, ordinances, or other enactments regarding conservation of water, electricity, or other utilities.

23. Water, electrical and, other utility connections in the common areas of the Project are for use solely by the Landlord and its agents and contractors in providing maintenance, lighting, and other services to the common areas of the Project and shall not be used by any Tenant or its employees, invitees, agents, or contractors.

24. Landlord shall not be responsible to any Tenant for the non-observance or violation of these Rules & Regulations by any other Tenant.

25. Each Tenant shall be responsible for the observance of these Rules & Regulations by that Tenant’s employees, agents, contractors, customers, invitees, visitors, and guests.

26. Landlord may waive any one or more of these Rules & Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules & Regulations in favor of any such other Tenant or Tenants, nor prevent Landlord from thereafter enforcing any such Rules & Regulations against any and all of the Tenants of the Properties.

27. Each Tenant shall ensure that its employees, agents, contractors, customers, invitees, visitors, and guests do not rollerblade or skateboard in any parking lots or common areas of the Project. Trespassers seen using the property for the above activities should be immediately reported to CBRE at (415) 772-0481.

28. Tenant shall be responsible for any and all financial repercussions imposed on the property including, but not limited to penalties and fines, resulting from Tenant’s failure to comply with the Rules and Regulations.

29. These Rules & Regulations are in addition to and shall not be construed to modify or amend in any way, the terms, covenants, agreements, and conditions of (i) any Lease of any Premises in the Project, and/or (ii) any Declarations of Covenants, Conditions and Restrictions, or similar documents applicable to the Project, as amended from time-to-time.

30. Landlord reserves the right to issue such other reasonable Rules & Regulations as, in its judgment, may from time-to-time be necessary or appropriate for the safety, care and cleanliness of the Project, and for the preservation of order therein.

4858-2391-6319.5 371310.00013/7-7-22/gjn/gjn	EXHIBIT H -3-	[Britannia Oyster Point] [NGM Biopharmaceuticals, Inc.]

LEASE

BRITANNIA OYSTER POINT

HCP BTC, LLC,
a Delaware limited liability company,
as Landlord,
and
NGM BIOPHARMACEUTICALS, INC.,
a Delaware corporation,
as Tenant.

4858-2391-6319.5 371310.00013/7-7-22/gjn/gjn	[Britannia Oyster Point] [NGM Biopharmaceuticals, Inc.]

EXHIBITS
A    OUTLINE OF PREMISES
B    TENANT WORK LETTER
C    FORM OF NOTICE OF LEASE TERM DATES
D    FORM OF TENANT'S ESTOPPEL CERTIFICATE
E    ENVIRONMENTAL QUESTIONNAIRE
F    FORM OF LETTER OF CREDIT
G    WARRANTY SYSTEMS

4858-2391-6319.5 371310.00013/7-7-22/gjn/gjn	(i)	[Britannia Oyster Point] [NGM Biopharmaceuticals, Inc.]

INDEX

Page(s)
Abatement Event	35
Accountant	14
Advocate Arbitrators	8
Alterations	22
as built	23
Base Building	39
Base Rent	9
Brokers	46
Building	4
Casualty	26
Common Areas	4
Comparable Buildings	8
Contemplated Effective Date	29
Contemplated Transfer Space	29
Direct Expenses	10
Eligibility Period	35
Emergency Generator	20
Estimate	14
Estimate Statement	14
Estimated Direct Expenses	14
Existing Hazardous Materials	17
Expense Year	10
First Offer Exercise Period	5
Force Majeure	43
Generator	21
Intention to Transfer Notice	29
Landlord	1
Landlord Lease Period	5
Landlord Parties	24
Landlord Repair Notice	26
L-C	35
L-C Amount	35
Lease	1
Lease Commencement Date	7
Lease Expiration Date	7
Lease Term	7
Lease Year	7
Lines	38
Mail	43
Net Worth	31
Neutral Arbitrator	8
Nine Month Period	29
Notices	43
Objectionable Name	39
Operating Expenses	10
Option Rent	7
Original Improvements	25
Outside Agreement Date	8
Premises	4
Project,	4

4858-2391-6319.5 371310.00013/7-7-22/gjn/gjn	(ii)	[Britannia Oyster Point] [NGM Biopharmaceuticals, Inc.]

Page(s)
Roof	47
Rooftop Equipment	47
Security Deposit Laws	38
Sign Specifications	39
Specialty Improvements	22
Statement	13
Subject Space	28
Summary	1
Superior Holders	32
Tax Expenses	13
Tenant	1
Tenant Work Letter	4
Tenant's Accountant	14
Tenant's Share	13
Transfer Notice	28
Transferee	28
Abatement Event	35
Accountant	14
Advocate Arbitrators	8
Alterations	22
as built	23
Base Building	39
Base Rent	9
Brokers	46
Building	4
Casualty	26
Common Areas	4
Comparable Buildings	8
Contemplated Effective Date	29
Contemplated Transfer Space	29
Direct Expenses	10
Eligibility Period	35
Emergency Generator	20
Estimate	14
Estimate Statement	14
Estimated Direct Expenses	14
Existing Hazardous Materials	17
Expense Year	10
First Offer Exercise Period	5
Force Majeure	43
Generator	21
Intention to Transfer Notice	29
Landlord	1
Landlord Lease Period	5
Landlord Parties	24
Landlord Repair Notice	26
L-C	35
L-C Amount	35
Lease	1
Lease Commencement Date	7
Lease Expiration Date	7
Lease Term	7

4858-2391-6319.5 371310.00013/7-7-22/gjn/gjn	(iii)	[Britannia Oyster Point] [NGM Biopharmaceuticals, Inc.]

Page(s)
Lease Year	7
Lines	38
Mail	43
Net Worth	31
Neutral Arbitrator	8
Nine Month Period	29
Notices	43
Objectionable Name	39
Operating Expenses	10
Option Rent	7
Original Improvements	25
Outside Agreement Date	8
Premises	4
Project,	4
Roof	47
Rooftop Equipment	47
Security Deposit Laws	38
Sign Specifications	39
Specialty Improvements	22
Statement	13
Subject Space	28
Summary	1
Superior Holders	32
Tax Expenses	13
Tenant	1
Tenant Work Letter	4
Tenant's Accountant	14
Tenant's Share	13
Transfer Notice	28
Transferee	28
Abatement Event	35
Accountant	14
Advocate Arbitrators	8
Alterations	22
as built	23
Base Building	39
Base Rent	9
Brokers	46
Building	4
Casualty	26
Common Areas	4
Comparable Buildings	8
Contemplated Effective Date	29
Contemplated Transfer Space	29
Direct Expenses	10
Eligibility Period	35
Emergency Generator	20
Estimate	14
Estimate Statement	14
Estimated Direct Expenses	14
Existing Hazardous Materials	17
Expense Year	10

4858-2391-6319.5 371310.00013/7-7-22/gjn/gjn	(iv)	[Britannia Oyster Point] [NGM Biopharmaceuticals, Inc.]

Page(s)
First Offer Exercise Period	5
Force Majeure	43
Generator	21
Intention to Transfer Notice	29
Landlord	1
Landlord Lease Period	5
Landlord Parties	24
Landlord Repair Notice	26
L-C	35
L-C Amount	35
Lease	1
Lease Commencement Date	7
Lease Expiration Date	7
Lease Term	7
Lease Year	7
Lines	38
Mail	43
Net Worth	31
Neutral Arbitrator	8
Nine Month Period	29
Notices	43
Objectionable Name	39
Operating Expenses	10
Option Rent	7
Original Improvements	25
Outside Agreement Date	8
Premises	4
Project,	4
Roof	47
Rooftop Equipment	47
Security Deposit Laws	38
Sign Specifications	39
Specialty Improvements	22
Statement	13
Subject Space	28
Summary	1
Superior Holders	32
Tax Expenses	13
Tenant	1
Tenant Work Letter	4
Tenant's Accountant	14
Tenant's Share	13
Transfer Notice	28
Transferee	28

4858-2391-6319.5 371310.00013/7-7-22/gjn/gjn	(v)	[Britannia Oyster Point] [NGM Biopharmaceuticals, Inc.]